                                                                   EXHIBIT 10.34

                                 LOAN AGREEMENT


                                     Between


                     DEVELOPMENT AUTHORITY OF DEKALB COUNTY


                                       And


                       RADIATION STERILIZERS, INCORPORATED


                            Dated as of March 1, 1985

================================================================================

This Loan Agreement and certain rights of the Development Authority of DeKalb County (the "Issuer") under this Loan Agreement have been assigned and pledged to, and are subject to a security interest in favor of, Bank One Trust Company, N.A., as trustee (the "Trustee") under the Trust Indenture, dated as of March 1, 1985, as amended or supplemented from time to time, between the Issuer and the Trustee, which secures $5,250,000 in aggregate principal amount of Development Authority of DeKalb County Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985. Information concerning such security interest may be obtained from the Trustee at Bank One Trust Company, N.A., Attention: Corporate Trust Administration, 100 East Broad Street, Columbus, Ohio 43271-0181.

================================================================================

                                             This instrument was prepared by:

                                             KING & SPALDING
                                             2500 Trust Company Tower
                                             Atlanta, Georgia 30303
                                             Telephone: (404) 572-4600

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

(The Table of Contents for this Loan Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Loan Agreement.)

                                                                       Page
                                                                       ----
PARTIES                                                                  1

ARTICLE I.              DEFINITIONS AND CERTAIN
                        RULES OF INTERPRETATION

      Section 1.1.      Definitions                                      2
      Section 1.2.      Certain Rules of Interpretation                 12

ARTICLE II.             REPRESENTATIONS

      Section 2.1.      Representations by the Issuer                   13
      Section 2.2.      No Warranty by Issuer of Condition
                        or Suitability of the Facilities                15
      Section 2.3.      Representations by the Company                  15

ARTICLE III.            ACQUISITION, CONSTRUCTION AND
                        INSTALLATION OF THE FACILITIES;
                        ISSUANCE OF THE BONDS

      Section 3.1.      Acquisition, Construction and
                        Installation of the Facilities                  21
      Section 3.2.      Agreement to Issue Bonds;
                        Application of Proceeds                         21
      Section 3.3.      Disbursements from
                        the Construction Fund                           21
      Section 3.4.      Obligation to Furnish
                        Documents to Trustee                            25
      Section 3.5.      Establishment of Completion Date                25
      Section 3.6.      Company Required to Pay
                        Costs of Facilities If
                        Construction Fund Insufficient                  26
      Section 3.7.      Remedies Against Suppliers,
                        Contractors and Subcontractors
                        and Their Sureties                              26
      Section 3.8.      Investment of Bond Fund and
                        Construction Fund Moneys Permitted              27


                           Table of Contents - Page 1

                                                                       Page
                                                                       ----
      Section 3.9.      Title to the Facilities                         27

ARTICLE IV.             LOAN BY THE ISSUER TO THE
                        COMPANY; REPAYMENT OF LOAN

      Section 4.1.      Loan By the Issuer to the
                        Company; Repayment of Loan;
                        Obligations Unconditional                       28
      Section 4.2.      Company Consent to Assignment of
                        Agreement and Execution of Indenture;
                        Company's Performance Under Indenture           29
      Section 4.3.      Prepayment of Loan                              30
      Section 4.4.      Delivery of Letter of Credit
                        to Trustee                                      32
      Section 4.5.      Satisfaction of Company's Obligation            32
      Section 4.6.      Alternate Letter of Credit;
                        Alternate Credit Facility                       32
      Section 4.7.      Extension of Letter of Credit                   33
      Section 4.8.      Notice of Prepayments;
                        Issuer to Effect Redemption                     33
      Section 4.9.      Relative Position of this
                        Article and the Indenture                       33
      Section 4.10.     Place of Payment                                34
      Section 4.11.     Payments to the Remarketing Agent
                        and the Paying Agent                            34

ARTICLE V.              PARTICULAR COVENANTS

      Section 5.1.      Maintenance of Existence                        35
      Section 5.2.      Qualification in the State                      35
      Section 5.3.      Indemnification of Issuer
                        and Trustee                                     35
      Section 5.4.      Payment of Trustee's Fees                       36
      Section 5.5.      Maintenance and Operation
                        of the Facilities                               37
      Section 5.6.      Covenants of Company and Issuer with
                        Respect to Exemption of Interest
                        from Federal Income Taxation                    37
      Section 5.7.      Insurance Required                              40
      Section 5.8.      Taxes, Other Governmental
                        Charges and Utility Charges                     40
      Section 5.9.      Damage, Destruction and Eminent Domain          40
      Section 5.10.     Company's Obligation To Pay
                        Certain Fees Expenses of the Issuer             41
      Section 5.11.     Application of Certain Proceeds
                        Prior to the Expiration Date
                        of the Letter of Credit                         41


                           Table of Contents - Page 2

                                                                       Page
                                                                       ----
      Section 5.12.     Non-Arbitrage Covenant; Compliance
                        with Special Arbitrage Rules                    42
      Section 5.13.     Fixed Interest Rate                             47

ARTICLE VI.             EVENTS OF DEFAULT AND REMEDIES

      Section 6.1.      Events of Default                               48
      Section 6.2.      Remedies on Events of Default                   49
      Section 6.3.      No Remedy Exclusive                             50
      Section 6.4.      Agreement To Pay Attorneys'
                        Fees and Expenses                               51
      Section 6.5.      No Additional Waiver
                        Implied by One Waiver                           51

ARTICLE VII.            MISCELLANEOUS

      Section 7.1.      Termination of Agreement                        52
      Section 7.2.      Confidential Information                        52
      Section 7.3.      Cancellation of Bonds                           52
      Section 7.4.      Amounts Remaining in Bond Fund,
                        Construction Fund and
                        Other Funds and Accounts                        52
      Section 7.5.      Notices                                         52
      Section 7.6.      Binding Effect; Parties in Interest             53
      Section 7.7.      Extent of Covenants of the
                        Issuer; No Personal Liability                   53
      Section 7.8.      Amendments, Changes and Modifications           53
      Section 7.9.      Execution Counterparts                          53
      Section 7.10.     Severability                                    53
      Section 7.11.     Captions                                        53
      Section 7.12.     Payments Due on Non-Business Days               54
      Section 7.13.     Governing Law                                   54

TESTIMONIUM

SIGNATURES AND SEALS

EXHIBIT A -             DESCRIPTION OF FACILITIES                      A-1

EXHIBIT B -             REQUISITION AND CERTIFICATION                  B-1

EXHIBIT C -             CERTIFICATE OF COMPLETION                      C-1


                           Table of Contents - Page 3

                                 LOAN AGREEMENT

                                     Between

                     DEVELOPMENT AUTHORITY OF DEKALB COUNTY

                                       and

                       RADIATION STERILIZERS, INCORPORATED

            THIS LOAN AGREEMENT made as of the 1st day of March, 1985, between the DEVELOPMENT AUTHORITY OF DEKALB COUNTY, a public body corporate and politic created and existing under the laws of the State of Georgia (the "Issuer"), and RADIATION STERILIZERS, INCORPORATED, a corporation organized and existing under the laws of the State of California and qualified to do business in the State of Georgia.


                              W I T N E S S E T H:


            That the parties hereto, intending to be legally bound hereby, and for and in consideration of the premises and the mutual covenants hereinafter contained, do hereby covenant, agree and bind themselves, as follows; provided, that any obligation of the Issuer created by or arising out of this Agreement shall never constitute a debt or a pledge of the faith and credit or the taxing power of the Issuer or any political subdivision or taxing district of the State of Georgia but shall be payable solely out of the "Trust Estate" (defined in the Trust Indenture hereinafter referred to), anything herein contained to the contrary by implication or otherwise notwithstanding:

                  (Article I commences on the following page.)

                                   ARTICLE I.

                     DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

            Section 1.1 DEFINITIONS. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:

            "ACT" means an act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62), as amended.

            "ADJUSTMENT DATE" means, after the Conversion Date, the Interest Payment Date next preceding the Expiration Date of the Alternate Credit Facility or the Expiration Date of the Letter of Credit, as the case may be.

            "AGREEMENT" means this Loan Agreement as from time to Anne supplemented or amended in accordance with the provisions hereof and of the Indenture.

            "ALTERNATE CREDIT FACILITY" means a credit facility other than the Letter of Credit, including without limitation, an irrevocable letter of credit or bond insurance policy, which provides for payment of the principal of, and the interest on the Bonds, when due.

            "ALTERNATE LETTER OF CREDIT" means an irrevocable letter of credit issued in accordance with Section 4.6 of this Agreement.

            "AUTHORIZED COMPANY REPRESENTATIVE" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Bank and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by its President or any Vice President Such certificate may designate an alternate or alternates.

            "AUTHORIZED ISSUER REPRESENTATIVE" means the person at the time designated to act on behalf of the Issuer by written certificate furnished to the Company, the Bank and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Chairman or Vice Chairman. Such certificate may designate an alternate or alternates. Such person must be satisfactory to the Company and shall be replaced by the Issuer upon the written request of the Company.

            "AVAILABLE MONEYS" means moneys on deposit in trust with the Trustee for a period of at least one hundred twenty-three (123) days during which no petition in bankruptcy or similar insolvency proceeding has been filed by or against the Company.

            "BANK" means the issuer of the Letter of Credit, initially, Wells Fargo Bank, N.A., San Jose, California, a national banking association.

            "BOND FUND" means the Bond principal and interest payment fund created in Section 702 of the Indenture and within which has been established a general account and a special account. Any reference herein to the "Bond Fund" without further limitation or explanation shall be deemed to be a reference to the general account in the Bond Fund.

            "BOND PAYMENT DATE" means any date upon which the principal of, and the redemption premium (if any) or interest on, the Bonds shall be payable pursuant to the Indenture, whether at stated maturity, by redemption, by acceleration or otherwise.

            "BOND RESOLUTION" means the resolution adopted by the Issuer authorizing the issuance of the Bonds, as the same may be amended, modified or supplemented by any amendments or modifications thereof and supplements thereto entered into in accordance with the provisions of the Indenture.

            "BONDHOLDER, "OWNER" or "HOLDER AFTER THE BONDS" means the registered owner of any Bond.

            "BONDS" means the Development Authority of DeKalb County Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985, in the aggregate principal amount of $5,250,000, issued pursuant to the provisions of the Indenture.

            "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which banks located in the cities in which the principal corporate trust office of the Trustee and the principal office of the Bank are located and in New York, New York, are not required or authorized by law to remain closed and on which The New York Stock Exchange, Inc. is not closed.

            "CHAIRMAN" means the Chairman of the Issuer.

            "CODE" means the Internal Revenue Code of 1954, as amended, and the applicable Income Tax Regulations thereunder.

            "COMMITMENT DATE" means October 4, 1983, the date of the it "official action" resolution by which the Issuer agreed in principle to issue the Bonds for the benefit of the Company to assist in the financing of the Facilities.

            "COMPANY" means Radiation Sterilizers, Incorporated, a corporation organized under the laws of the State of California and qualified to do business in the State, and lawful successors and assigns including any surviving, resulting, or transferee entity as provided in Section 5.1.

            "COMPLETION DATE" means the date of completion of the acquisition, construction and equipping of the Facilities as that date shall be certified as provided in Section 3.5.

            "CONSTRUCTION FUND" means the construction fund created in Section 601 of the Indenture.

            "CONSTRUCTION PERIOD" means the period between the beginning of acquisition, construction or equipping of the Facilities or the date on which Bonds are first delivered to the Original Purchasers, whichever is earlier, and the Completion Date.

            "CONVERSION DATE" means the date upon which the Bonds begin to bear interest at the Fixed Interest Rate, which date shall be established in accordance with Section 402 of the Indenture.

            "COUNTY" means DeKalb County, a political subdivision of the State.

            "DEFAULT" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DETERMINATION OF TAXABILITY" means a determination that the interest income on any of the Bonds is subject to Federal income taxation as a result of an Event of Taxability, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

            (a) the date on which the Company files (in compliance with its obligations hereunder) any Supplemental Statement which discloses that an Event of Taxability has occurred;

            (b) the date on which the Company is advised in writing by the Commissioner or any District Director of the Internal Revenue Service that, based upon any filings of the Company, or upon any review or audit of the Company, or upon any other grounds whatsoever, an Event of Taxability has occurred;

            (c) the date on which the Company receives notice from the Trustee in writing that the Trustee has been advised by any holder or former holder of a Bond that the Internal Revenue Service has issued a statutory notice of deficiency or similar notice to such holder or former holder which asserts in effect that the interest on the Bonds of such holder or former holder is includable in the gross income of such holder or former holder due to the occurrence of an Event of Taxability;

            (d) the date on which the Company is advised in writing by the Commissioner or any District Director of the Internal Revenue Service that there has been issued a public or private ruling of the Internal Revenue Service or a technical advice memorandum issued by the national office of the Internal Revenue Service that the interest on the Bonds is includable for Federal income tax purposes in the gross income of any holder or former holder of a Bond due to the occurrence of an Event of Taxability; or

            (e) the date on which the Company is advised in writing that a final determination, from which no further right of appeal exists, has been made by a court of competent jurisdiction in the United States of America in a proceeding with respect to which the Company has been given written notice and an opportunity to participate and defend that the interest on the Bonds is includable in the gross income of any holder or former holder of a Bond due to the occurrence of an Event of Taxabillity;

provided, however, no Determination of Taxability shall occur under subparagraph
(b), (c) or (d) of this paragraph unless the Company has been afforded the opportunity, at its expense, to contest any such conclusion and/or assessment and, further, no Determination of Taxability shall occur until such contest, if made, has been finally determined. The Company shall be deemed to have been afforded the opportunity to contest if it shall have been permitted to commence and maintain any action in the name of any holder or former holder of a Bond to judgment and through any appeals therefrom or other proceedings related thereto.

            "ELIGIBLE INVESTMENTS" means:

            (f) any bonds or other obligations of the United States of America which as to principal and interest constitute direct obligations of the United States of America, or any obligations of subsidiary corporations of the United States of America fully guaranteed as to payment by the United States of America;

            (g)   obligations of the Federal Land Bank;

            (h)   obligations of the Federal Home Loan Bank;

            (i)   obligations of the Federal Intermediate Credit Bank;

            (j)   obligations of the Central Bank for Cooperatives;

            (k) certificates of deposit of national or state banks located within the State which have deposits insured by the Federal Deposit Insurance Corporation and certificates of deposit of Federal savings and loan associations and state building and loan associations located within the State which have deposits insured by the Federal Savings and Loan Insurance Corporation (including the certificates of deposit of any bank, savings and loan association or building and loan association acting as depository, custodian or trustee for any proceeds of the Bonds); provided however, that the portion of such certificates of deposit in excess of the amount insured by the Federal Deposit

      Insurance Corporation or the Federal Savings and Loan Insurance Corporation, if any, shall be secured by deposit with the Federal Reserve Bank of Atlanta, Georgia, or with any national or state bank located within the State, of any of the obligations included in (a), (b), (c), (d) or (e) above; and

            (l) repurchase agreements with respect to obligations included in
      (a), (b), (c), (d) or (e) above and any other investments to the extent at the time permitted by then applicable law for the investment of permitted by then applicable law for the investment of public funds;

provided, however, that "Eligible Investments" with respect to any proceeds resulting from a draw under the Letter of Credit shall mean only Government Obligations maturing on or prior to the date payment is due of the obligation for which the draw was made.

            "EVENT OF DEFAULT" means one of the events so denominated and described in Section 6.1 of this Agreement.

            "EVENT OF TAXABILITY" means the date on which the interest income on any of the Bonds becomes subject to Federal income taxation as a result of any of the following conditions or circumstances:

            (a) as a result of Section 103(b)(6)(D) Capital Expenditures being paid or incurred with respect to the Local Facilities, the aggregate face amount of the Bonds determined in accordance with the provisions of
      Section 103(b)(6)(D) of the Code exceeds the limit permitted by said
      Section 103(b)(6)(D); or

            (b) the Bonds constitute "arbitrage bonds" within the meaning of
       Section 103(c) of the Code; or

            (c) the weighted average maturity of the Bonds exceeds the weighted average estimated economic life of the components comprising the Facilities by more than 20%, determined pursuant to Section 103(b)(14) of the Code; or

            (d) (i) more than 25% of the net proceeds of the sale of the Bonds are used to provide a facility the primary purpose of which is one of the following: retail food and beverage services (including eating and drinking places, but excluding grocery stores), automobile sales or service, or the provision of recreation or entertainment; or

                 (ii) any portion of the net proceeds of the sale of the Bonds
            A used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack; or

            (iii) any portion of the net proceeds of the sale of the Bonds is used to provide any airplane, skybox or other luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or

            (iv) any portion of the net proceeds of the sale of the Bonds is used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, or 25% or more of the net proceeds of the sale of the Bonds is used directly or indirectly) for the acquisition of land (or an interest therein) other than land to be used for farming purposes; or

            (v) any portion of the net proceeds of the sale of the Bonds is used for the acquisition of any property the first use of which property is not pursuant to such acquisition, except with respect to any building (and the equipment therefor) if the rehabilitation expenditures with respect to such building equal or exceed 15% of the portion of the cost of acquiring such building (and equipment) financed with the proceeds of the Bonds; or

      (e) the Facilities are operating as a facility the primary purpose of which causes the Facilities to constitute a prohibited facility within the meaning of Section 103(b) of the Code; or

      (f) the sum of the authorized face amount of the Bonds allocable to each "test-period beneficiary" (as defined in Section 103(b)(15)(D) of the Code) plus the respective aggregate face amount of all tax-exempt industrial development bonds presently outstanding (not including any obligations which are to be redeemed from the proceeds of the Bonds) which are allocable to each such test-period beneficiary exceeds $40,000,000; or

      (g) less than substantially all of the net proceeds of the sale of the Bonds are used to pay the costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code; or

      (h) the taking of any action by the Issuer, the Company or any person acting on the Company's behalf or upon the Company's direction, or the failure of the Issuer, the Company (or any such person to take any action, or any mistake in or untruthfulness of any representation of the Issuer or the Company contained in this Agreement or in any certificate of the Issuer or the Company delivered pursuant to this Agreement or the Indenture or in connection with the issuance of the Bonds, if such act or omission, or such mistake in or untruthfulness of such representation, has the effect of causing the interest income on the Bonds to be or become subject to Federal income taxation;

provided, however, that no Event of Taxability shall be deemed to have occurred with respect to any Bond if the interest income thereon shall be subject to Federal income taxation for any period solely because during that period such Bond was held by a person who is a Substantial User or a Related Person; and, provided further, that no Event of Taxability shall be deemed to have occurred if the interest income on any of the Bonds becomes subject to Federal income taxation as a result of a Taxability Change.

            "EXCESS INVESTMENT EARNINGS ACCOUNT" means the excess investment earnings account created pursuant to Section 804 of the Indenture.

            "EXPIRATION DATE OF THE ALTERNATE CREDIT FACILITY" means the date established in the Alternate Credit Facility for the expiration thereof, and in the event such date is extended, such date as extended.

            "EXPIRATION DATE OF THE LETTER OF CREDIT" means the date established in the Letter of Credit for the expiration thereof in accordance with its terms, initially April 15, 1988, and in the event such date is extended, such date as extended.

            "FACILITIES" means the real, personal and mixed property identified in Exhibit A attached hereto, together with any additions and improvements thereto, modifications thereof and substitutions therefor.

            "FINANCING STATEMENTS" means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created or assigned.

            "FIXED INTEREST RATE" means a fixed nonfloating interest rate on the Bonds established in accordance with Section 402 of the Indenture.

            "FORCE MAJEURE" means acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America, or of a state of the United States of America or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes, tornadoes or storms; floods; washouts; droughts; arrests; restraints of governments and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company.

            "GOVERNMENT OBLIGATIONS" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and the interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of the Treasury of the United States of America), which obligations, in either case, are not subject to redemption prior to maturity at less than par by anyone other than the holder.

            "INDENTURE" means the Trust Indenture between the Issuer and the Trustee, of even date herewith, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto entered into in accordance with the provisions thereof.

            "INDEPENDENT COUNSEL" means an attorney or firm thereof duly admitted to practice law before the highest court of any state in the United States of America or the District of Columbia and not an employee on a full-time basis of either the Issuer or the Company (but who or which may be regularly retained by either).

            "INDEPENDENT ENGINEER" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not an employee on a full-time basis of either the Issuer or the Company (but who or which may be regularly retained by either).

            "INDEPENDENT TAX COUNSEL" means Independent Counsel selected by the Company and satisfactory to the Trustee, experienced in matters relating to the exemption from Federal income tax of interest on obligations issued by states or their political subdivisions.

            "INTEREST PAYMENT DATE" means with respect to the Bonds prior to and including the Conversion Date the first Business Day of each calendar month commencing May 1, 1985, and after the Conversion Date the first day of each March and September.

            "INTEREST RATE FOR ADVANCES" means a rate per annum which is equal to the sum of two per centum (2%) and the Prime Rate.

            "INTEREST RESERVE REQUIREMENT" means $266,000.

            "ISSUER" means the Development Authority of DeKalb County, a public body corporate and politic created and existing pursuant to the provisions of the Act, and its successors and assigns.

            "LETTER OF CREDIT" means the irrevocable letter of credit issued by the Bank contemporaneously with the original issuance of the Bonds, except that upon the issuance and delivery of an Alternate Letter of Credit, "LETTER OF CREDIT" shall mean such Alternate Letter of Credit, and upon the delivery of an Alternate Credit Facility, "LETTER OF CREDIT" shall, unless the context otherwise requires, include reference to the Alternate Credit Facility.

            "LETTER OF CREDIT AGREEMENT" means the Letter of Credit Agreement, dated as of March 1, 1985, between the Company and the Bank, pursuant to which the Letter of Credit is issued by the Bank and delivered to the Trustee, and any and all modifications, alterations, amendments and supplements thereto, and includes any agreement between the Company and the Bank pursuant to which any Alternate Letter of Credit is issued or any Alternate Credit Facility is made available.

            "LOAN TERM" means the period commencing on the date of this Agreement and ending on the date on which the Bonds have been fully paid (or provision for their payment has been made) in accordance with the provisions of the Indenture.

            "LOCAL FACILITIES" means "facilities" (as the term "facilities" is used in Section 103(b)(6)(E) of the Code) of which the Company or a Related Person thereto is or will be the Principal User and which are located wholly within the County. For purposes of this definition, a contiguous or integrated "facility" located on both sides of the border between any two or more political jurisdictions shall be considered as being located wholly within each such political jurisdiction.

            "NET PROCEEDS OF THE SALE OF THE BONDS" means those proceeds of the sale of the Bonds remaining after payment of all expenses in connection with the issuance of the Bonds and the deposit of all accrued interest (if any) received from the sale of the Bonds in the Bond Fund, together with investment earnings on such net proceeds earned prior to the Completion Date.

            "NET PROCEEDS", when used with respect to any insurance proceeds or any condemnation award, means the gross proceeds thereof less the payment of all expenses (including attorneys' fees and any extraordinary fees and expenses of the Trustee) incurred in the collection of such gross proceeds.

            "NOTICE ADDRESS" means

            (a)   As to the Company:      Radiation Sterilizers, Incorporated
                                          Attention:  President
                                          3000 Sand Hill Road
                                          Menlo Park, California 94025

            (b)   As to the Issuer:       Development Authority of DeKalb
                                          County
                                          Attention: Chairman
                                          6485 Peachtree Industrial Blvd.
                                          Doraville, Georgia 30360

            (c)   As to the Bank:         Wells Fargo Bank, N.A.
                                          Real Estate Industries Group
                                          Attention:   George Huxtable,
                                             Vice President
                                          2055 Gateway Plaza, Suite 200
                                          San Jose, California 95110

            (d)   As to the Trustee:      Bank One Trust Company, N.A.
                                          Attention:   Corporate Trust
                                            Administration
                                          100 East Broad Street
                                          Columbus, Ohio 43271-0181,

or such address as may hereafter be provided pursuant to Section 7.5.

            "PERSON" means any natural person, corporation, cooperative, partnership, trust or unincorporated organization, government or governmental body or agency, political subdivision or other legal entity as in the context may be appropriate.

            "PRIME RATE" means the rate of interest as announced from time to time by Wells Fargo Bank, N.A., San Francisco, California, as its prime rate of interest, such rate changing automatically and immediately from time to time effective as of the effective date of each such announced change.

            "PRINCIPAL USER" means, with respect to any "facilities" (as the term "facilities" is used in Section 103(b)(6)(E) of the Code), a "principal user" of such "facilities" within the meaning of Section 103(b)(6) of the Code.

            "RELATED PERSON", when used with reference to any Principal User or any Substantial User, means a "related person" within the meaning of Section 103(b)(6) of the Code.

            "SECRETARY" means the Secretary of the Issuer.

            "SECTION 103(B)(6)(D) CAPITAL EXPENDITURES" means capital expenditures described K Section 1.103-10(b)(2)(ii) of the Income Tax Regulations, but shall not include capital expenditures described as "excluded expenditures" in Section 1.103-10(b)(2)(iv) of the Income Tax Regulations.

            "SECURITY INTEREST" or "security interests" shall refer to the security interests created in the Indenture and shall have the meaning set forth in the U.C.C.

            "STATE" means the State of Georgia.

            "SUBSTANTIAL USER" means, with respect to any "facilities" (as the term "facilities" is used in Section 103(b)(6)(E) of the Code), a "substantial user" of such "facilities" within the meaning of Section 103(b)(13) of the Code.

            "SUPPLEMENTAL STATEMENT" means any statement, supplemental statement or other tax schedule, return or document filed with the Internal Revenue Service (whether pursuant to Income Tax Regulations Section 1103-10(b)(2)(vi), as the same may be amended or supplemented, or otherwise).

            "TAXABILITY CHANGE" means any change in the Constitution or laws of the United States of America or the applicable Income Tax Regulations thereunder occurring after the date of issuance of the Bonds which results in the interest on any of the Bonds being included in the gross income of any holder (other than a holder who is a Substantial User or a Related Person).

            "TAXABLE PERIOD" means, with respect to a Bond, the period which elapses from the Event of Taxability until payment in full of such Bond.

            "TRUSTEE" means the Trustee at the time serving as such under the Indenture. "PRINCIPAL OFFICE" of the Trustee means the principal corporate trust office of the Trustee, which office at the date of this Agreement is located at the address hereinbefore specified under the definition, "NOTICE ADDRESS".

            "U.C.C." means the Uniform Commercial Code of the State, as now or hereafter amended. Section 1.2. CERTAIN RULES OF INTERPRETATION. The definitions set forth in Section 1.1 shall be equally applicable to both the singular and plural forms of the terms therein defined and, shall cover all genders.

            "Herein", "hereby", "hereunder". "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

            Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

                                   ARTICLE II.

                                 REPRESENTATIONS

            Section 2.1. REPRESENTATIONS BY THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

            (a) Organization and Authority. The Issuer is a public body corporate and politic, created and validly existing pursuant to the Constitution and laws of the State, including particularly the provisions of the Act. The Issuer has all requisite power and authority under the Act to (i) issue the Bonds, (ii) lend the proceeds thereof to the Company to enable the Company to acquire, construct and install the Facilities, and
      (iii) enter into, and perform its obligations under, this Agreement and the Indenture.

            (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or the Indenture or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture, this Agreement or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

            (c) Issue, Sale and Other Transactions Are Legal and Authorized. The issuance and sale of the Bonds and the execution and delivery by the Issuer of this Agreement and the Indenture, and the compliance by the issuer with all of the provisions of each thereof and of the Bonds (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Agreement and the Indenture) under the provisions of, any charter instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over, the Issuer is any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Issuer.

            (d) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of this Agreement, the Indenture and the Security Agreement or the offer, issue, sale or delivery of the Bonds, other than those already obtained, including (i) the public approval of the issuance of the Bonds and compliance with the information reporting requirements contained in
      Section 103(k) and Section 103(i), respectively, of the Code, (ii) receipt of a Notice of Allocation under the Georgia Bond Allocation Plan, (iii) the validation of the Bonds by the Superior Court of the County, (iv) the filing of an election by the Issuer with respect to the Bonds under
      Section 103(b)(6)(D) of the Code, and (v) the filing of Financing Statements perfecting the security interests created under the Indenture.

            (e) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an "Event of Default" as defined in this Agreement or the Indenture or which, with the lapse of time or with the giving of notice or both, would become an "Event of Default" under this Agreement or the Indenture. The Issuer is not in default under the Act or under any charter instrument, by-law or other agreement or instrument to which it is a party or by which it is bound.

            (f) No Prior Pledge. Neither this Agreement nor the Trust Estate has been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

            (g) Disclosure. Neither the representations of the Issuer contained in this Agreement and the Indenture nor any written statement relating to the Issuer furnished to the Original Purchasers of the Bonds by or on behalf of the Issuer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

            (h) Nature and Location of Facilities. The financing of the Facilities is in furtherance of the public purpose intended to be served by the Act. The Facilities will be located within the County.

            (i) No Other Outstanding Industrial Development Bonds. The Issuer has no outstanding issues of "industrial development bonds" (as defined in Section 103(b)(2) of the Code), the proceeds of which have been or will be used with respect to the Local Facilities.

            (j) Official Action. By resolution duly adopted on October 4, 1983, the Issuer took "official action" (within this meaning of Section 103-8(a)(5) of the Income Tax Regulations under the Code) providing for the acquisition, construction and installation of the Facilities and the financing of the cost of the Facilities, in whole or in part through the issuance of the Bonds.

            (k) Limited Obligations. Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or constitute a charge against the general credit or taxing power of said State or a political subdivision thereof, but shall be limited obligations of the Issuer payable solely from the Trust Estate.

            Section 2.2. NO WARRANTY BY ISSUER OF CONDITION OR SUITABILITY OF THE FACILITIES. The issuer makes no warranty, either express or implied, as to the condition the Facilities or as to the suitability of the Facilities for the Company's purposes.

            Section 2.3. REPRESENTATIONS BY THE COMPANY. The Company makes the following representations as the basis for the undertakings on its part herein contained:

            (a) Corporate Organization and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business and is in good standing under the laws of the State, and (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

            (b) Pending Litigation. There are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under this Agreement or the Letter of Credit Agreement. The Company is not in default with respect to an order of any court, governmental authority or arbitration board or tribunal.

            (c) Agreements Are Legal and Authorized. The execution and delivery by the Company of this Agreement and the Letter of Credit Agreement and the compliance by the Company with all of the provisions hereof and thereof (i) are within the corporate power of the Company, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property of the Company under the provisions of, any agreement, charter document, by-law or other instrument to which the Company is a party or by which it may be bound, or any, license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Company.

            (d) Governmental Consent. Neither the Company nor any of its business or properties, nor any relationship between the Company and any other person, nor any circumstances in connection with the execution, delivery and performance by the Company of this Agreement and the Letter of Credit Agreement or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of or the filing, registration or qualification with, any governmental authority on the part of the Company other than those already obtained.

l            (e)   No Defaults.  No event has occurred and no condition exists with respect to the Company that would constitute an "Event of Default" under this Agreement, the Indenture or the Letter of Credit Agreement or which, with the lapse of time or with the giving of notice or both, would become an "Event of Default" under this Agreement, the Indenture or the Letter of Credit Agreement. The Company is not in violation in any material respect of any agreement, charter document, by-law or other instrument to which it is a party or by which it may be bound.

            (f) Compliance with Law. The Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or conditions (financial or otherwise) of the Company.

            (g) Restrictions on the Company. The Company is not a party to any contract or agreement, or subject to any charter or other corporate restriction, that materially and adversely affects the business of the Company. The Company is not a party to any contract or agreement that restricts the right or ability of the Company to incur or guarantee indebtedness for borrowed money.

            (h) Disclosure. Neither the representations of the Company contained in this Agreement and the Letter of Credit Agreement, nor any written statement relating to the Company furnished by or on behalf of the Company to the Issuer or the Original Purchasers of the

      Bonds in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Company has not disclosed to the Issuer and to the Original Purchasers of the Bonds in writing that materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the acquisition, construction, installation, ownership or operation of the Facilities, or the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under this Agreement, the Letter of Credit Agreement or any documents or transactions contemplated hereby.

            (i) Inducement. The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to enable the Company to acquire, construct and install the Facilities have induced the Company to locate the Facilities in the County which will directly result in a retention of employment opportunities in the County for approximately 40 persons.

            (j) Operation of Facilities. The Company intends to operate the Facilities from the Completion Date to the expiration or sooner termination of this Agreement as provided herein as a 'project" within the meaning of the Act and so long as the Bonds remain outstanding the Company agrees that it shall not operate the Facilities as a facility the primary purpose of which causes the Facilities to constitute a prohibited facility within the meaning of Section 103(b) of the Code.

            (k) Nature of Facilities. Substantially all of the net proceeds of the sale of the Bonds will be used to acquire land or property of a character subject to the allowance for depreciation under Section 167 of the Code and such costs representing proceeds so used are properly chargeable to a capital account of the Company for Federal income tax purposes or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct the costs.

            (l) Commencement of Construction. The acquisition, construction and installation of the Facilities commenced after October 4, 1983, and no obligation relating to the acquisition, construction or installation of the Facilities was paid or incurred prior to such date.

            (m) Prior Issues. Except for the Bonds, no bonds, notes or other obligations of any state, territorial possession or any political subdivision of the United States of America or any political subdivision of any of the foregoing or of the District of Columbia have been issued since April 30, 1968, and are now outstanding, the proceeds of which have been or are to be used primarily with respect to the Local Facilities.

            (n) Composite Issues. There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of the Company or any Related Person, which constitute "industrial development bonds" within the meaning of Section 103(b) of the Code and which (i) were or are to be sold at substantially the same time as the Bonds, (ii) were or are to be sold at substantially the same interest rate as the interest rate of the Bonds, (iii) were or are to be sold pursuant to a common plan of marketing as the marketing plan for the Bonds, and (v) are payable directly or indirectly by the Company or from the source from which the Bonds are payable.

            (o) Capital Expenditures. The principal amount of the Bonds and the amount of all Section 103(b)(6)(D) Capital Expenditures that have been paid or incurred with respect to the Local Facilities during the three years next preceding the date of issue of the Bonds other than out of the proceeds of the sale of the Bonds do not in the aggregate exceed the sum of $10,000,000.

            (p) Election Information. The information furnished by the Company and used by the Issuer in preparing the election which has been filed by or on behalf of the Issuer with the Internal Revenue Service pursuant in Section 103(b)(6)(D) of the Code was true and complete as of the date of filing of said election.

            (q) I.R.S. Form 8038 Information. The information furnished by the Company and used by the Issuer in preparing I.R.S. Form 8038, "Information Return for Private Activity Bond Issues", which has been filed by or on behalf of the Issuer with (i) the Internal Revenue Service Center in Philadelphia, Pennsylvania, pursuant to Section 103(i) of the Code, and (ii) the Department of Community Affairs of the State of Georgia, Atlanta, Georgia, pursuant to O.C.G.A. Section 36-82-160, was true and complete as of the date of filing thereof.

            (r) Limitation on Maturity. The weighted average maturity of the Bonds does not exceed the weighted average estimated economic life of the components comprising the Facilities by more than 20%, determined pursuant to Section 103(b)(14) of the Code.

            (s) Restrictions on Financing and Operation of Certain Facilities. At no time will:

                  (i) more than 25% of the net proceeds of the sale of the Bonds be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services (including eating and drinking places, but excluding grocery stores), automobile sales or service, or the provision of recreation or entertainment; or

                  (ii) any portion of the net proceeds of the sale of the Bonds be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack; or

                  (iii) any, portion of the net proceeds of the sale of the
            Bonds be used to provide any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or

                  (iv) any, portion of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, or 25% or more of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land other than land to be used for farming purposes; or

                  (v) any portion of the net proceeds of the sale of the Bonds be used for the acquisition of any property the first use of which property is not pursuant to such acquisition, except with respect to any building (and the equipment therefor) if the rehabilitation expenditures with respect to such building equal or exceed 15% of the portion of the cost of acquiring such building (and equipment) financed with the proceeds of the Bonds; or

                  (vi) the Facilities be operated as a facility the primary
            purpose of which causes the Facilities to, constitute a prohibited facility within the meaning of Section 103(b) of the Code.

            (t) Aggregation of Issues for Single Project. The Facilities are not a part of a single building, an enclosed shopping mail, or a strip of offices, stores or warehouses using substantial common facilities, and with respect to which any other bonds, notes, or other obligations have been or will be issued under Section 103(b) of the Code.

            (u)   Aggregate Limit Per Taxpayer for Small Issue Exemption.
      The sum of the authorized face amount of the Bonds allocable to each "test-period beneficiary" (as defined in Section 103(b)(15)(D) of the Code) plus the respective aggregate face amount of all tax-exempt industrial development revenue bonds presently outstanding (not including any obligations which are to be redeemed from the proceeds of the Bonds) which are allocable to each such test-period beneficiary, does not exceed $40,000,000.

            (v) Reasonable Expectations. Based on current facts, estimates and circumstances, it is expected that:

                  (i) the acquisition, construction and installation of the
            Facilities and the expenditure of all Bond proceeds will be completed by that date which is not more than six months from the Original Issuance Date of the Bonds,

                  (ii) work on the Facilities (which has commenced) will proceed with due diligence to completion,

                  (iii) the net proceeds of the sale of the Bonds are needed for the purpose of paying all or a part of the cost of the acquisition, construction and installation of the Facilities, and

                  (iv) the Facilities will not be sold or disposed of, in whole or in part, prior to payment in full of the Bonds.

            (w) Substantial Binding Obligation. Various contracts providing for the acquisition, construction and installation of the Facilities have been entered into and the amounts required to be paid under said contracts exceed $100,000 or 2 1/2%, whichever is less, of the estimated total cost of the Facilities.

                                  ARTICLE III.

                          ACQUISITION, CONSTRUCTION AND
                         INSTALLATION OF THE FACILITIES;
                              ISSUANCE OF THE BONDS


            Section 3.1. ACQUISITION,, CONSTRUCTION AND INSTALLATION OF THE FACILITIES. The Company agrees that the acquisition, construction and installation of the Facilities will be completed as promptly as practicable after receipt of the proceeds from the sale of the Bonds, delays incident to strikes, riots, acts of God or the public enemy or other causes beyond the reasonable control of the Company only excepted, but if such acquisition, construction and installation is not completed, there shall be no resulting liability on the part of the Issuer and no diminution in or postponement of the payments required to be paid by the Company hereunder.

            Section 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF PROCEEDS. In order to provide funds for the payment of the cost of the acquisition, construction and installation of the Facilities (including capitalized interest), the Issuer agrees that as soon as possible it will authorize, validate, sell and cause to be delivered to the Original Purchasers thereof, the Bonds, bearing interest and maturing as set forth in Article II of the Indenture, at a price to be approved by the Company, and it will thereupon deposit an amount equal to the Interest Reserve Requirement into the Bond Fund and will deposit the balance of the proceeds received from said sale in the Construction Fund.

            The Company may cause such changes to be made to the "Description of Facilities" attached hereto as Exhibit A as it may desire provided that such changes shall not result in (i) the Facilities not being a 19 "project" within the meaning of the Act, (ii) the Facilities constituting a prohibited facility within the meaning of Section 103(b) of the Code, (iii) less than substantially all of the net proceeds of the sale of the Bonds being used to pay the costs of land or property of a character subject to the allowance for depreciation under
Section 167 of the Code, and (iv) a violation of the limitation on maturity of the Bonds under Section 103(b)(14) of the Code.

            Section 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. The Issuer will in the Indenture authorize and direct the Trustee to use the moneys in the Construction Fund for the following purposes but, subject to the provisions of
Section 3.8, for no other purposes:

            (a) payment of the initial or acceptance fee of the Trustee and fees and expenses of its counsel, the fees for recording the deeds whereby the appropriate title in and to the Facilities has been acquired by the Company, payments for title examination and insurance, and any title curative documents that the Company may deem desirable to file for record in order to perfect or protect its title in and to the Facilities and the fees and expenses in connection with any actions or proceedings that the Company may deem desirable to bring in order to perfect its title in and to the Facilities;

            (b) payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it prior to or after the delivery of the Bonds for expenditures in connection with the acquisition by the Company of appropriate title in and to the Facilities (including the cost of such acquisition and of any rights-of-way for the purpose of providing access to and from the Facilities), clearing the site, site improvement, the preparation of plans and specifications for the Facilities (including any preliminary study or planning of the Facilities or any aspect thereof), the acquisition, construction and installation of the Facilities and the acquisition, construction and installation necessary to provide utility services or other facilities including trackage to connect the Facilities with public transportation facilities, and all real or personal properties deemed necessary in connection with the Facilities, or any one or more of said expenditures (including architectural, engineering and supervisory services) with respect to any of the foregoing;

            (c) payment of, or reimbursement of the Company and the Issuer for, the legal and accounting fees and expenses, financial consultants' fees, financing charges (including underwriting or placement fees) and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the preparation of this Agreement, the Letter of Credit Agreement, the Letter of Credit, the Indenture, the Bond Purchase Agreement, the Financing Statements and all other documents in connection therewith and in connection with the acquisition of appropriate title in and to the Facilities, including fees for filing the Financing Statements;

            (d) payment of, or reimbursement of the Company for, labor, services, material, supplies and/or equipment used or furnished in site improvement and in the construction of the Facilities, all as provided in the plans and specifications therefor, payment for the cost of the acquisition and installation of the Facilities, payment for the cost of acquisition, construction and installation of utility services or other facilities including trackage to connect the Facilities with public transportation facilities, and all real and personal properties deemed necessary in connection with the Facilities and payment for the miscellaneous expenses incidental to any of the foregoing;

            (e) payment of, or reimbursement of the Company for, the fees, if any, for architectural, engineering and supervisory services with respect to the Facilities;

            (f) payment of, or reimbursement of the Company and the Issuer for, as such payments become due, the fees and expenses of the Trustee, the Bond Registrar, the paying agent(s) and the fees and expenses of their counsel properly incurred under the Indenture that may become due during the Construction Period; and payment into the Bond Fund of sufficient moneys to pay interest on the Bonds accruing during the Construction Period or to reimburse the Bank for drawings under the Letter of Credit to pay interest on the Bonds accruing during the Construction Period, as the case may be;

            (g) payment of, or reimbursement of the Company and the Issuer for, any other legal and valid costs and expenses relating to the Facilities;

            (h) all moneys remaining in the Construction Fund (including moneys earned on investments made pursuant to the provisions of Section 3.8) after the Completion Date and payment in full of the cost of the acquisition, construction and installation of the Facilities, and after payment of all other items provided for in the preceding subsections of this Section then due and payable, shall at the direction of the Company be (i) subject to Section 5.6(f), used to acquire, construct and install additions, extensions and improvements to the Facilities in accordance with amended plans and specifications therefor duly filed with the Issuer,
      (ii) used by the Trustee to redeem Bonds, to the maximum extent practicable consistent with making partial redemptions in amounts of not less than $50,000 or integral multiples thereof, or, on or after the Conversion Date, $5,000 or integral multiples thereof, at the earliest date permitted by the Indenture or to purchase Bonds for the purpose of cancellation at any time prior to the earliest date permitted by the Indenture for the redemption of Bonds, (iii) paid into the Bond Fund to pay interest on the Bonds, or (iv) a combination of (i), (ii) and/or (iii) as is provided in such direction, provided that amounts approved by the Authorized Company Representative and the Authorized Issuer Representative shall be retained by the Trustee in the Construction Fund for payment of costs not then due and payable. Any balance remaining of such retained moneys after full payment of all such costs shall be used by the Trustee as directed by, the Company in the manner specified in clauses (i), (ii),
      (iii) or (iv) of this subsection. Amounts directed by the Company to be used by the Trustee in the manner specified in clause (ii) shall not, pending such use, be invested at a yield which exceeds the yield on the Bonds. Amounts in excess in the aggregate of 7.5% of the net proceeds of the sale of the Bonds shall not be directed by the Company to be used for the purposes described in clauses (i), (ii) (iii) or iv) without providing the Trustee with an opinion of Independent Tax Counsel stating that such use will not impair the exemption of the interest on the Bonds from Federal income taxation pursuant to Section 103(b) of the Code.

            The payments specified in subsections (a) through (g) of this Section shall be made by the Trustee only upon receipt of the following:

            (1) a written requisition for such payment signed by the Authorized Company Representative and the Authorized Issuer
      Representative;

            (2) a certificate by the persons signing such requisition certifying:

                  (i) that an obligation in the stated amount has been incurred
            (A) in connection with the issuance of the Bonds, or (B) and is required to reimburse the Bank for a drawing under the Letter of Credit, or (C) in connection with the acquisition, construction and installation of the Facilities;

                  (ii) that such obligation is a proper charge against the
            Construction Fund and has not been the basis of any previous withdrawal from the Construction Fund, and specifying the purpose and circumstances of such obligation in reasonable detail and the name and address of the person to whom such obligation is owed, accompanied by a bill or statement of account for such obligation;

                  (iii) that (A) they have no notice of any vendors',
            materialmen's, mechanics', suppliers' or other similar liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations which should be satisfied or discharged before payment of such obligation is made, or (B) such requisition is for the purpose of obtaining funds to be used to satisfy or discharge a lien or contract of the type described in (A) above;

                  (iv) that such requisition contains no request for payment on account of any portion of such obligation which the Company is, as of the date of such requisition, entitled to retain under any retained percentage agreements;

                  (v) that payment of such obligation when added to all other payments previously made from the Construction Fund will not result in less than substantially all of the net proceeds of the sale of the Bonds expended at such time being used to provide land or property of a character subject to the allowance for depreciation under Section 167 of the Code; and

                  (vi) that such requisition contains no request for payment on account of any obligation paid or incurred prior to October 4, 1983; and

            (3) with respect to any such requisition for payment for labor, services, material, supplies and/or equipment, an additional certificate, signed by the Authorized Company Representative, certifying that insofar as such obligation was incurred for labor, services, material, supplies and/or equipment in connection with the acquisition, construction and installation of the Facilites, such labor and/or services were actually performed in a satisfactory manner and such material supplies and/or equipment were actually used in or about the construction or delivered at the site of the Facilities for that purpose and that the item of equipment with respect to which any payment is requested Constitutes a portion of the Facilities. Such requisition and certification shall be in substantially the form attached hereto as Exhibit B and by this reference thereto made a part hereof.

            In approving or certifying any requisition under this Section, the Issuer may rely as to the completeness and accuracy of all statements in such requisition upon the approval of or certification to such requisition by the Authorized Company Representative, and the Company hereby agrees to indemnity and save harmless the Issuer, its directors, officers, agents and employees from any liability incurred in connection with any requisition so approved or certified.

            In making any such payment from the Construction Fund the Trustee may rely on any such requisitions and any such certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with any such requisitions and such supporting certificate or certificates without inspection of the Facilities or any other investigation.

            Anything herein to the contrary notwithstanding, the Trustee hereby, agrees that it will not make any disbursement from the Construction Fund without the prior written approval of the Bank (subject to certain pre-approvals of disbursements by the Bank).

            The Issuer and the Company agree for the benefit of each other and for the benefit of the Trustee and the holders of the Bonds that the proceeds of the Bonds will not be used in any manner which would result in the loss of the exemption from Federal income taxation of the interest on the Bonds.

            Section 3.4. OBLIGATION TO FURNISH DOCUMENTS TO TRUSTEE. The Issuer and the Company agree to cooperate with each other in furnishing to the Trustee the documents referred to in Section 3.3 that are required to effect payments out of the. Construction Fund, and to cause such requisitions and certificates to be directed by the Authorized Company Representative and the Authorized Issuer Representative to the Trustee as may be necessary to effect such payments. Such obligation of the Issuer and the Company is subject to any provisions hereof or of the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Construction Fund available for payment under the terms of the Indenture.

            Section 3.5. ESTABLISHMENT OF COMPLETION DATE. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Authorized Company Representative stating that, except for amounts retained by the Trustee for costs of the Facilities not then due and payable as provided in Section 3.3(h),

            (a) the acquisition, construction and installation of the Facilities have been completed substantially in accordance with the plans and specifications therefor and all labor, services, materials, supplies and/or equipment used in such acquisition, construction and installation have been paid for,

            (b) all other facilities necessary in connection with the Facilities have been acquired, constructed and installed substantially in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid,

            (c) the Facilities and all other facilities in connection therewith have been acquired, constructed and installed In his satisfaction and are suitable and sufficient for the efficient operation of the Facilities for its intended purposes,

            (d) substantially all of the net proceeds of the sale of the Bonds have been used to acquire land or property of a character subject to the allowance for depreciation under Section 167 of the Code and such costs representing proceeds so used are properly chargeable to the capital account of the Company for Federal income tax purposes or would be so chargeable either with a proper election by the Company or but for a proper election by the Company in deduct the costs, and

            (e) a certificate of occupancy, if required, and any other permissions required of governmental authorities for the occupancy of the Facilities have been obtained.

Notwithstanding the foregoing, such certificate by the Authorized Company Representative shall state that it is given without prejudice to any rights against third parties which exist on the date of such certificate or which may subsequently come into being and shall be in substantially the form attached hereto as Exhibit C and by this reference thereto made a part hereof. The Company agrees to furnish a copy of such certificate to the Issuer at the same time such document is furnished to the Trustee.

            Section 3.6. COMPANY REQUIRED TO PAY COSTS OF FACILITIES IF CONSTRUCTION FUND INSUFFICIENT. If the moneys in the Construction Fund available for payment of the cost of the Facilities should not be sufficient to pay the cost thereof in full, the Company agrees to complete the Facilities and to pay all that portion of the cost of the Facilities as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the cost of the Facilities will be sufficient to pay all costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay any portion of the cost of the Facilities pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders or owners of any of the Bonds, nor shall it be entitled to any diminution in or Postponement of the payments required to be made hereunder.

            Section 3.7. REMEDIES AGAINST SUPPLIERS, CONTRACTORS AND SUBCONTRACTORS AND THEIR SURETIES. The Company may prosecute or defend any action or proceeding or take any other action involving any defaulting supplier, contractor, subcontractor or surety therefor which the Company deems reasonably necessary, and in such event the Issuer agrees to cooperate fully with the Company, to the extent it might lawfully do so, in any such action or proceeding. Any moneys recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall belong to the Company.

            Section 3.8. INVESTMENT OF BOND FUND AND CONSTRUCTION FUND MONEYS PERMITTED. Any moneys held in the Bond Fund or the Construction Fund shall be invested or reinvested by the Trustee upon the oral or written request and direction of the Company, and, if oral, promptly confirmed in writing, in Eligible Investments, to the extent permitted by the laws of the State. Such investments shall be made upon direction of the Authorized Company Representative and shall mature in such amounts and at such times as may be necessary to provide funds when needed to make payments from the Bond Fund or the Construction Fund. The Trustee may make any and all such investments through its own investment department. Any interest or gain received from such investments shall be credited to and held in the Bond Fund or the Construction Fund and any loss from such investments shall be charged against the Bond Fund or the Construction Fund and paid by the Company at such time as there are insufficient moneys in any such Fund to make a required payment. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with the provisions of Article VIII of the Indenture. The provisions of this Section 3.8 shall be subject to the provisions of Section 5.12(b) of this Agreement and Section 804 of the Indenture.

            Section 3.9. TITLE TO THE FACILITIES. The Issuer acknowledges and agrees that it will not be vested with any interest in the Facilities by virtue of executing, delivering and performing this Agreement or issuing the Bonds to finance the cost of the acquisition, construction and installation thereof and that the Facilities will not constitute any part of the security for the Bonds.

                                   ARTICLE IV.

                       LOAN BY THE ISSUER TO THE COMPANY;
                                REPAYMENT OF LOAN

Section 4.1. LOAN BY THE ISSUER TO THE COMPANY; REPAYMENT OF LOAN; OBLIGATIONS UNCONDITIONAL. The Issuer shall lend from time to time, pursuant to Section 3.3, to the Company the proceeds of the sale of the Bonds for the purposes provided in this Agreement. The Company will repay said loan, as follows: On each Bond Payment Date until the principal of, and the redemption premium (if any) and the interest on, all Bonds shall have been fully paid (or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture) a sum in immediately available funds which, when added to the balance which is then in the Bond Fund and available for such purpose, shall be equal to the amount payable as principal of, and redemption premium (if any) and interest on, the Bonds then outstanding under the Indenture on such Bond Payment Date.

            Not later than the fifth (5th) Business Day next succeeding each Interest Payment Date prior to the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, the Company shall pay an amount equal to the difference between the Interest Reserve Requirement and the aggregate amount of Available Moneys on deposit in or credited to the Bond Fund on the Business Day next succeeding such Interest Payment Date.

            In any event, the amount payable under this Section 4.1 on any Bond Payment Date shall be sufficient to pay the total amount due with respect to the principal of, and redemption premium (if any) and interest on, the Bonds on such Bond Payment Date. If, after making any transfer from the Construction Fund to the Bond Fund required by the Indenture, on any Bond Payment Date the balance in the Bond Fund is insufficient to make required payments of principal of, and redemption premium (if any) and interest on, the Bonds on such date, the Company shall forthwith pay to the Trustee, on behalf of the Issuer for deposit into the Bond Fund, any such deficiency; provided, however, that if at any time all the outstanding Bonds are paid and discharged as provided in Article X of the Indenture no further such payments shall be required. In the Indenture, the Issuer has directed the Trustee to apply such payments in accordance with the provisions of the Indenture and this Agreement.

            The obligations of the Company to make the payments required in this
Section 4.1 and in Section 4.3 in the amounts and at the times specified and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, counterclaim, recoupment, defense (other than payment itself) or other right which the Company may have against the Issuer, the Trustee, or anyone else for any reason whatsoever. The Company hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate or cancel this Agreement except in accordance with the express terms hereof. Nothing contained in this Section 4.1 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action will not be inconsistent with the agreements on the part of the Company contained in the first sentence of this paragraph.

            In the event the Company should fail to make any of the payments required in this Section 4.1, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been paid in full. The Company agrees to pay interest on all overdue amounts which represent repayments of principal of, or redemption premium on, the Bonds at the rate borne by such Bonds.

            Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments constituting interest under this Section shall not be required to the extent that the receipt of such payment by the holder of any Bond would be contrary to the provisions of law applicable to such holder which limit the maximum rate of interest which may be charged or collected by such holder.

            Section 4.2. COMPANY CONSENT TO ASSIGNMENT OF AGREEMENT AND EXECUTION OF INDENTURE; COMPANY'S PERFORMANCE UNDER INDENTURE. The Company understands that the Issuer, as security for the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds, will assign and pledge to, and create a security interest in favor of, the Trustee pursuant to the Indenture certain of its rights, title and interest in and to this Agreement including all Revenues reserving, however, its rights (a) pursuant to this Agreement providing that notices, approvals, consents, requests and other communications be given to the Issuer, (b) to reimbursement and payment of costs and expenses under Sections 5.3, 5.10 and 6.4, and (c) to indemnification and to exemption from liability, both individual and corporate, under Section 5.3, and the Company hereby agrees and consents to such assignment and pledge. The Company acknowledges that it has received a copy of the indenture and consents to the execution of the same by the Issuer.

            The Company agrees, for the benefit of the bondholders, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.

            Section 4.3. PREPAYMENT OF LOAN.

            (a) Mandatory Prepayment of the Loan. The Company shall be obligated to prepay unpaid amounts of the ban made by the Issuer to the Company pursuant to Section 4.1 prior to the stated maturity of the Bonds in the event that the Bonds are required to be redeemed pursuant to Section 301 of the Indenture.

            (b)   Optional Prepayments Pursuant In the Indenture.  The Company


shall have the right, at its option, to direct the Issuer to effect the redemption of the Bonds pursuant to Section 301(a) or (c) of the Indenture.

            (c)   Optional Prepayments upon Condemnation of Facilities.
      After the Conversion Date, in the event that title to or the temporary use of the Facilities, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, any Net Proceeds received from any award made in any such eminent domain proceedings may, at the option of the Company (which option must be exercised within ninety
      (90) days of the date of entry of a fianl order in any eminent domain proceedings granting condemnation), be paid to the Trustee in prepayment of unpaid amounts of the loan made by the Issuer pursuant to Section 4.1 and shall be applied by the Trustee as shall be directed in writing by the Authorized Company Representative (i) to the redemption of all of the Bonds or purchase of Bonds in the open market for the purpose of cancellation pursuant to the Indenture upon exercise of the prepayment option set forth in Section 4.3(d) below, or (ii) to the redemption of less than all of the Bonds pursuant to the Indenture or payment into the Bond Fund; provided that, in the case of (ii), the Company shall furnish the Issuer and the Trustee (x) a certificate of an Independent Engineer selected by the Company stating (A) that the property forming a part of the Facilities that was taken by such condemnation was not essential to the character of the Facilities as industrial facilities, or (B) that the Facilities have been restored to a condition substantially equivalent to their condition as industrial facilities prior to the taking by such condemnation proceedings, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not materially impair the character of the Facilities as industrial facilities, or (C) that improvements have been acquired which are suitable for the operation of the Facilities as industrial facilities, and (y) an opinion of Independent Tax Counsel or a ruling of the Internal Revenue Service to the effect that such application of the Net Proceeds will not jeopardize the exemption of interest on the Bonds from Federal income taxation.

            (d) Optional Prepayments in Certain Events. After the Conversion Date, the Company shall have the right, at its option, within ninety (90) days following the event under clause (i) or (H) below authorizing the exercise of such option, or at any time during the continuation of an event under clause
(iii) or (iv) below authorizing the exercise of such option, to give written notice to the Issuer and the Trustee of its exercise of such option and to prepay, or cause to be prepaid, all the amounts payable pursuant to Section 4.1 and such other amounts as specified in this Section 4.3(d) within ninety (90) days following the giving of notice of such exercise, if any of the following shall have occurred:

            (i) all or a substantial part of the Facilities shall have been damaged or destroyed (A) to such extent that the Company deems it not practicable or desirable to restore such damaged or destroyed property within a period of three (3) consecutive months to the condition thereof immediately preceding such damage or destruction, or (B) to such extent that the Company is thereby reasonably expected to be prevented from carrying on its normal operations at the Facilities for a period of three
      (3) consecutive months;

            (ii) title to, or the temporary use of, all or a substantial part of the Facilities shall have been taken, or condemned under the exercise of the power of eminent domain, by any governmental authority, person, firm or corporation acting under governmental authority (including such a taking or takings as result in the Company's being reasonably expected to be prevented from carrying on its normal operations at the Facilities for a period of three (3) consecutive months)

            (iii) changes in costs or economic availability of energy, labor, raw materials, operating supplies, including fuel, power, or facilities necessary for the operation of all or a substantial part of the Facilities shall have occurred, or such technological or other changes shall have occurred, which in the Company's reasonable judgment render continued operation of all or a substantial part of the Facilities impracticable or uneconomic for their purpose; or

            (iv) any court or administrative body shall enter a judgment, order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations at the Facilities to such extent that the Company is or will be prevented from carrying on its normal operations at the Facilities for a period of three (3) consecutive months.

For purposes of this Section 4.3(d), the term "substantial part" when used with reference to the Facilities shall mean any part of the Facilities as to which the total acquisition, restoration and equipping cost amounted to (i) at least twenty-five per centum (25%) of the aggregate principal amount of Bonds issued pursuant to the Indenture, or (ii) an amount equal to the aggregate principal amount of Bonds then outstanding, whichever is less.

            The amount payable by the Company in the; event it is required to prepay the ban pursuant to subsection (a) of Section 4.3 or it exercises the option granted to it in subsection (d) of this Section 4.3 shall be a sum which, when added to the moneys and investments held for the credit of the Bond Fund and all other funds and accounts then held by the Trustee in respect of the Bonds and available for the purpose, will be sufficient pursuant to the provisions of Article X of the Indenture to pay and discharge all the then outstanding Bonds on the first possible date for redemption, plus an amount of money payable to the Trustee equal to the Trustee's and Paying Agent's fees, charges and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds.

            The amount payable by the Company in the event it exercises the option granted to it pursuant to subsection (b) of this Section 4.3 shall be sufficient pursuant to Section 301(a) or Section 301(c) of the Indenture to pay the applicable redemption price of the Bonds to be redeemed.

            Section 4.4. DELIVERY OF LETTER OF CREDIT TO TRUSTEE. The Company shall cause the Letter of Credit to be issued and delivered to the Trustee on the Original Issuance Date of the Bonds. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit, in accordance with the provisions of the Letter of Credit Agreement and the Indenture.

            Section 4.5. SATISFACTION OF COMPANY'S OBLIGATION. The obligation of the Company to make any payments required under Sections 4.1 and 4.3 of thus Agreement shall be deemed to be satisfied and discharged to the extent of (a) the corresponding payment made by the Bank to the Trustee under the Letter of Credit, or (b) payments of principal of, or interest on, the Bonds from moneys transferred from the Construction Fund pursuant to Section 3.3(h), or (c) Net Proceeds of insurance or condemnation awards which are applied to the payment of principal of, or interest on, the Bonds.

            Section 4.6. ALTERNATE LETTER OF CREDIT; ALTERNATE CREDIT FACILITY. At any time prior to the sixtieth (60th) day next preceding the Expiration Date of the Letter of Credit, the Company may, at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit. An Alternate Letter of Credit shall be an irrevocable letter of credit, other than the Letter of Credit issued by the Bank and delivered to the Trustee on the Original Issuance Date of the Bonds, issued by a commercial bank, the terms of which shall in all material respects be the same as the Letter of Credit. At least forty-six (46) Business Days but not more than sixty (60) days prior to the date of delivery of an Alternate Letter of Credit, the Company shall (i) deliver to the Trustee an opinion of Independent Tax Counsel stating that the delivery of such Alternate Letter of Credit to the Trustee is authorized under this Agreement and the Act, complies with the terms of this Agreement and will not adversely affect the exemption from Federal income taxation of interest on the Bonds, (ii) deliver to the Trustee written evidence from Moody's, if the Bonds are rated by Moody's, and S&P, if the Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Letter of Credit and that the substitution of the Alternate Letter of Credit for the Letter of Credit will not, by itself, result in a reduction of its rating of the Bonds from that which then prevails, and (iii) direct that the Trustee notify the Bank and the holders of outstanding Bonds, in accordance with of Section 302 of the Indenture, that an Alternate Letter of Credit will be delivered to the Trustee.

            On or after the Conversion Date or the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, the Company may provide for the delivery of an Alternate Credit Facility to provide security for payment of the principal of, and the interest on, the Bonds; provided that the Company shall (i) deliver to the Trustee an opinion of Independent Tax Counsel stating that the delivery of such Alternate Credit Facility is authorized under this Agreement and the Act, complies with the terms of this Agreement and will not adversely affect the exemption from Federal income taxation of interest on the Bonds, and (ii) direct the Trustee to notify the Bank and the holders of outstanding Bonds, in accordance with Section 302 of the Indenture, that an Alternate Credit Facility will be delivered to the Trustee. In the event that such Alternate Credit Facility is to be delivered prior to the Conversion Date, such Alternate Credit Facility may provide for payment of the purchase price of Bonds delivered to the Trustee in accordance with Section 302 of the Indenture.

            Any Alternate Letter of Credit or Alternate Credit Facility shall have an initial term of not less than one (1) year.

            Section 4.7. EXTENSION OF LETTER OF CREDIT. The Company may, at its election and with the consent of the Bank, provide for one or more extensions of the Letter of Credit for any period commencing after April 15, 1988.

            Section 4.8. NOTICE OF PREPAYMENTS; ISSUER TO EFFECT REDEMPTION. If the Company shall be required or determines to make any payments, or cause any payments to be made, pursuant to subsections (a), (b), (c) or (d) of Section 4.3, it shall give notice in writing of such intention to the Issuer and the Trustee, which notice shall state the provisions of the Indenture under which the Issuer is to apply such payment. In such event or in the event that moneys in the Bond Fund are sufficient to redeem all the Bonds then outstanding under the Indenture and to pay interest to accrue thereon to the redemption date, the Issuer (or the Company upon the request and on behalf of the Issuer) will, but only upon the direction of the Company, forthwith take all steps that may be necessary to effect the redemption of all or part of the then outstanding Bonds as specified by the Company, on the earliest redemption date on which such redemption may be made under the applicable provisions of the Indenture. Except as otherwise provided in said subsections (c) and (d) of Section 4.3, such notice must be received by the Issuer and the Trustee prior to the first date on which the Issuer would be required to give notice to the Trustee prior to take any other action in respect to the Issuer's right In effect the redemption a Bonds pursuant to the appropriate provision of the Indenture.

            Section 4.9. RELATIVE POSITION OF THIS ARTICLE AND THE INDENTURE. The rights and options granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company, is in default under this Agreement, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

            Section 4. 10. PLACE OF PAYMENT. All amounts payable by the Company pursuant to Section 4.1 or Section 4.3 of this Agreement shall be paid directly to the Trustee at its Principal Office on behalf of the Issuer for deposit into the Bond Fund as provided in the Indenture and the Issuer consents to said amounts being paid in such manner.

            Section 4.11. PAYMENTS TO THE REMARKETING AGENT AND THE PAYING AGENT. The Company shall pay to the Remarketing Agent and the Paying Agent amounts equal to the amounts to be paid by the Paying Agent or the Remarketing Agent pursuant to Section 401(g) of the Indenture or by the Paying Agent pursuant to Section 401(h) of the Indenture, such amounts to be paid by the Company to the Remarketing Agent or the Paying Agent on the dates such payments are to be made pursuant to said Sections 401(g) or 401(h), respectively; provided, however, that the obligation of the Company to make any such payments hereunder shall be reduced by the amount of any moneys available for such payments under clause (i) or (ii) of said Section 401(g) or clause (i) of said
Section 401(h); and provided, further, that the obligation of the Company to make any payment hereunder shall be deemed to be satisfied and discharged to the extent that payment is made using moneys described in clause OH) of said Section 401(g) or clause (ii) of said Section 401(h).

                                   ARTICLE V.

                              PARTICULAR COVENANTS

            Section 5.1. MAINTENANCE OF EXISTENCE. The Company agrees that during the Loan Term it will maintain its existence, will not voluntarily dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 5.1, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, provided that if the surviving, resulting or transferee entity, as the case may be, is other than the Company, such surviving, resulting or transferee entity is solvent, assumes in writing all of the obligations of the Company hereunder, is organized under the laws of the United States of America, a state thereof or the District of Columbia and is qualified to do business in the State.

            If consolidation, merger or sale or other transfer is made as provided in this Section 5.1, the provisions of this Section 5.1 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 5.1.

            Section 5.2. QUALIFICATION IN THE STATE. The Company warrants that it is and throughout the Loan Term it will continue to be an entity either organized under the laws of the State or qualified to do business in the State as a foreign entity.

            The Company shall preserve anti keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

            Section 5.3. INDEMNIFICATION OF ISSUER AND TRUSTEE. The Company shall indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Facilities during the Loan Term, and against and from all claims arising during the Loan Term from

            (a)   any condition of the Facilities caused by the Company,

            (b) any failure on the part of the Company in the performance of any of its obligations hereunder,

            (c) any contract entered into in connection with the acquisition, construction and installation of the Facilities,

            (d) any act a negligence of the Company or of its agents, contractors, servants, employees or licensees, and

            (e) any act of negligence of any assignee or sublessee of the Company, or of any agent, contractor, servant, employee or licensee of any assignee or sublessee of the Company.

The Company shall indemnify and save the Issuer and the Trustee harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought thereon, and upon notice from the Issuer or the Trustee, the Company shall defend them or either of them in any such action or proceeding. The Company shall indemnify and save the Trustee harmless from and against any loss, liability, expense or advance incurred or made without gross negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trusts established under the Indenture and this Agreement, including the costs and expenses of defending itself against any claim of liability in the premises.

            The Company agrees to pay to the Trustee any and all sums of money required to be paid by the Issuer pursuant to Section 1202 of the Indenture.

            The provisions of this Section shall survive the termination of this Agreement.

            Section 5.4. PAYMENT OF TRUSTEE'S FEES. Except as paid out of the Construction Fund pursuant In Section 3.3 of this Agreement, the Company agrees to pay to or upon the order of the Trustee, during the Loan Term, (i) an amount equal to the fees of the Trustee, as Trustee, which will be payable on such dates as shall be mutually agreeable to the Trustee and the Company for the Ordinary Services of the Trustee rendered and its Ordinary Expenses incurred under the Indenture, (ii) the reasonable fees, charges and expenses of the. Trustee, as Bond Registrar and Paying Agent (including any charges imposed with respect to the transfer of registration or exchange of Bonds), and of Paying Agents on the Bonds for acting as Paying Agents as provided in the Indenture, as and when the same become due, and (iii) the reasonable fees, charges and expenses of the Trustee for Extraordinary Services rendered and Extraordinary Expenses incurred by it under the Indenture, as and when the same become due; provided that the Company may contest in good faith the necessity for any such Extraordinary Services and Extraordinary Expenses and the reasonableness of any such fees, charges or expenses (so long as such action shall not impair the agreements of the Company contained in this Section 5.4), and such contest or action shall not constitute a default or an Event of Default hereunder.

            If the Company should fail to make any of the payments required in this Section, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid, and the Company agrees to pay the same with interest thereon at the Interest Rate for Advances until paid in full.

            Section 5.5. MAINTENANCE AND OPERATION OF THE FACILITIES. The Company agrees that during the Loan Term it will keep the Facilities including all appurtenances thereto in good repair and good operating condition at its own cost. The Company has represented in Section 2.3(j) its intention with respect to the operation of the Facilities; provided, however, the Company shall not be under any obligation to operate the Facilities if, in the judgment of the Company, such operation is not in the best interest of the Company.

            The Company shall have the privilege of remodeling the Facilities or making additions, modifications, substitutions and improvements to the Facilities from time to time as it, in its sole discretion, may deem to be desirable for its uses and purposes, provided that such remodeling, additions, modifications, substitutions and improvements, when constructed do not materially adversely affect the character of the Facilities as an industrial facility, or cause the Facilities to cease to be a "project" within the meaning of the Act, or cause the Facilities to constitute a prohibited facility with the meaning of Section 103(b) of the Code. The cost of such remodeling, additions, modifications, substitutions and improvements shall be paid by the Company or, to the extent permitted by this Agreement and the Indenture, from the Construction Fund.

            The Company may remove and dispose of any items included as Facilities which the Company determines have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, provided that any such removal will not materially impair the character of the Facilities as an industrial facility, or cause the Facilities to cease to be a "project" within the meaning of the Act, or cause the Facilities to constitute a prohibited facility within the meaning of Section 103(b) of the Code. In the event any such removal causes damage to the remaining Facilities, the Company shall restore the same or repair such damage.

            The Company may from time to time, in its sole discretion, and at its own expense, install additional property in conjunction with the Facilities. Such property may be modified or removed at any time, provided that such modification or removal will not materially adversely affect the character of the Facilities as an industrial facility, or cause the Facilities to cease to be a "project" within the meaning of the Act, or cause the Facilities to constitute a prohibited facility with the meaning of Section 103(b) of the Code.

            Section 5.6. COVENANTS OF COMPANY AND ISSUER WITH RESPECT TO EXEMPTION OF INTEREST FROM FEDERAL INCOME TAXATION. The Bonds are being issued by the Issuer in compliance with the conditions necessary for the interest income on the Bonds to be exempt from Federal income taxation pursuant to the provisions of Section 103(b)(6)(D) of the Code relating to "industrial development bonds" issued as part of an issue the aggregate authorized face amount of which is $10,000,000 or less and substantially all of the proceeds of which are to be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under Section 167 of the Code. It is the intention of the parties hereto that the interest on the Bonds be and remain free from Federal income taxation, and, to that end, the Issuer and the Company do hereby covenant with each other, the Trustee and each of the holders of any Bonds, as follows:

            (a) that the Issuer will not cause and the Company will not cause or permit the proceeds of the Bonds to be used in a manner which will cause the interest on the Bonds to lose the exemption from Federal income taxation conferred by Section 103(b)(6)(D) of the Code;

            (b) that during the three-year period immediately following the date of the issuance and delivery of the Bonds, neither of them shall make or cause or permit to be made any Section 103(b)(6)(D) Capital Expenditures with respect to the Local Facilities which would cause the interest payable on the Bonds to be or become subject to Federal income taxation;

            (c) that should the circumstances set forth in Sections 103(b)(6)(D) and (E) of the Code occur (during the six-year period referred to therein), either through the fault of the Company or through circumstances beyond the Company's control, and there shall occur a Determination of Taxability, the Company shall prepay all amounts payable under Section 4.1 and cause such amounts to be applied by the Trustee to the redemption of all outstanding Bonds and otherwise as provided in Section 4.3(a) and
      Section 301 of the Indenture;

            (d) that promptly following the filing of the Company's Federal income tax return for each of its fiscal years which covers any portion of the three-year period following the date of issuance and delivery of the Bonds it will furnish to the Trustee a copy of each Supplemental Statement filed by the Company in connection with each such Federal income tax return or that portion of each such Supplemental Statement which reports
      Section 103(b)(6)(D) Capital Expenditures relating to the Local
      Facilities;

            (e) that, during the term of this Agreement the Company will fully comply with all effective rules, rulings and regulations promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to bonds issued under Section 103(b)(6)(D) of the Code so as to maintain the tax-exempt status of the interest payable on the Bonds;

            (f) that the Company will make no change in the plans and specifications for the Facilities. which would result in (i) the Facilities not being a "project" within the meaning of the Act, (ii) the Facilities constituting a prohibited facility within the meaning of
      Section 103(b) of the Code, (iii) less than substantially all of the net proceeds of the sale of the Bonds being used to pay the costs of land or property of a character subject to the allowance for depreciation under
      Section 167 of
      the Code, or (iv) a violation of the limitation on maturity of the Bonds under Section 103(b)(14) of the Code;

            (g)   that at no time will:

                  (i) more than 25% of the net proceeds of the sale of the Bonds be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services (including eating and drinking places, but excluding grocery stores), automobile sales or service, or the provision of recreation or entertainment; or

                  (ii) any portion of the net proceeds of the sale of the Bonds be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack; or

                  (iii) any portion of the net proceeds of the sale of the Bonds be used to provide any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or

                  (iv) any portion of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, or 25% or more of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land other than land to be used for farming purposes; or

                  (v) any portion of the net proceeds of the sale of the Bonds be used for the acquisition of any property the first use of which property is not pursuant to such acquisition, except with respect to any building (and the equipment therefor) if the rehabilitation expenditures with respect to such building equal or exceed 15% of the portion of the cost of acquiring such building (and equipment) financed with the proceeds of the Bonds; or

                  (vi) the Facilities be operated as a facility the primary
            purpose of which causes the Facilities to constitute a prohibited facility within the meaning of Section 103(b) of the Code; and

            (h) that at no time during the three-year period beginning on the later of the date the Facilities are placed in service or the date of issuance and delivery of the Bonds will the Company permit any person to be an owner or Principal User of the Facilities if the sum of the authorized face amount of the Bonds allocable to such person plus the aggregate face amount of all tax-exempt industrial development bonds presently outstanding which are allocable to such person exceeds $40,000,000.

            Section 5.7. INSURANCE REQUIRED. Throughout the Loan Term the Company shall keep the Facilities continuously insured against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereto. The insurance hereby required may be contained in blanket policies now or hereafter maintained by the Company and may provide for such deductible provisions as are customary with businesses of like size and type. In addition, the Company shall comply, or cause compliance, with applicable workers' compensation laws of the State.

            All such policies, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Trustee and shall contain a provision that such policy may not be cancelled unless the Trustee is notified at least thirty (30) days prior to cancellation; and at least thirty (30) days prior to expiration of any such policy, the Company shall furnish the Trustee with evidence satisfactory to the latter that the policy has been renewed or replaced or is no longer required hereby.

            Section 5.8. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Company agrees to pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental or utility charges of any kind whatsoever that may at any time be lawfully assessed, levied or imposed against or with respect to or incurred in the operation, maintenance or use of the Facilities (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or revenues of the Issuer from this Agreement) which, if not paid, may become or be made a lien or a charge on the amounts payable by the Company under this Agreement.

            The Company may, at its expense and in its own name and behalf, in good faith contest any such taxes, assessments or charges and, in the event of any such contest, may permit the taxes, assessments or charges so contested to remain unpaid during the period of such contest, including any appeal period, unless by nonpayment of any such items prior to the final adjudication if said contest (i) the ability of the Company to make the payments hereunder will be materially endangered, or (ii) the moneys or investments in the Bond Fund or the Construction Fund will be subject to loss or forfeiture, or (iii) the continued proper and efficient operation of the Facilities will be materially threatened, and in any such event such taxes, assessments or charges shall be paid promptly.

            Section 5.9. DAMAGE, DESTRUCTION AND EMINENT DOMAIN. If at any time during the Loan Term, the Facilities, or any portion thereof, shall be damaged or destroyed by fire, flood, windstorm or other casualty or title to, or the temporary use of, the Facilities, or any portion thereof, shall have been taken by the exercise of the power of eminent domain, the Company (unless it shall have exercised its option to prepay the loan pursuant to Section 4.3(c) or 4.3(d)) shall cause the Net Proceeds from insurance or condemnation or an amount equal thereto (i) to be used for the repair, reconstruction, restoration or improvement of such Facilities, or such portion thereof, as industrial facilities, or (ii) to be used for the acquisition, construction or improvement of additional industrial facilities within the County for use in connection with operational facilities of the Company, provided that the Company shall first have obtained an opinion of Independent Tax Counsel or a ruling of the Internal Revenue Service that the proposed use pursuant to this clause (ii) will not cause the interest on the Bonds to become included in the gross income of the holders of the Bonds for the purposes of Federal income taxation, or (iii) to be deposited into the Bond Fund (but only for application, as instructed by the Authorized Company Representative, to the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the then open market price of the Bonds or to the redemption of the Bonds at the next available optional redemption date in the manner provided in the Indenture), or (iv) to be used for any combination of the purposes permitted by (and subject to the conditions described in) clauses (i), (ii) and (iii) above.

            Section 5.10. COMPANY'S OBLIGATION TO PAY CERTAIN FEES EXPENSES OF THE ISSUER. The Company agrees to pay to the Issuer reasonable out-of-pocket or extraordinary expenses of the Issuer, related to the Facilities and incurred as a result of a request of the Company or a requirement (in the reasonable judgment of the Issuer) of this Agreement or the Indenture, and which are not otherwise required to be paid by the Company under the terms of this Agreement, including but not limited to the fees and expenses incurred in complying with
Section 503 of the Indenture.

            In consideration of the issuance and delivery of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to enable it to acquire, construct and install the Facilities, the Company agrees to pay to the Issuer on the Original Issuance Date of the Bonds, an amount equal to 1/8 of 1% of the principal amount of the Bonds, and on each anniversary of the Original Issuance Date of the Bonds, an amount equal to $400 per $1,000,000 of Outstanding Bonds as of such date.

            In the event the Company should fail to make any of the payments required in this Section 5.10, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon until paid at the Interest Rate for Advances.

            The provisions of this Section shall survive the termination of this Agreement.

            Section 5.11. APPLICATION OF CERTAIN PROCEEDS PRIOR TO THE EXPIRATION DATE OF THE LETTER OF CREDIT. Notwithstanding the provisions of
Section 5.9 of this Agreement, prior to the Expiration Date of the Letter of

Credit, any moneys available for application in accordance with clause (iii) of
Section 5.9 of this Agreement shall be held by the Trustee in a separate account for a period of one hundred twenty-three (123) days from the date of receipt thereof. If during said one hundred twenty-three (123) day period no petition in bankruptcy or similar insolvency proceeding has been filed by or against the Company or by the Issuer, such moneys shall be applied to the maximum extent possible to the purchase for cancellation or redemption of Outstanding Bonds, and any moneys remaining thereafter shall be applied to payment of interest on the Bonds on the Interest Payment Date next following said one hundred twenty-three (123) day period.

            Section 5.12. NON-ARBITRAGE COVENANT; COMPLIANCE WITH SPECIAL ARBITRAGE RULES.

            (a) The Company hereby covenants and agrees with the Issuer and the Trustee for the benefit of the holders of any of the Bonds, present and future, that it will proceed with due diligence to spend the "gross proceeds" (hereinafter defined) of the Bonds in connection with the acquisition, construction and installation of the Facilities and that it will not make, or permit, any use of the proceeds of the Bonds which will cause the Bonds in be "arbitrage bonds" within the meaning of Section 103(c) of the Code and any Income Tax Regulations promulgated thereunder as such regulations may apply to obligations issued as of the date of the Bonds. The Company shall deliver to the Issuer its certificate, evidencing the reasonable expectations of the Company, in such reasonable form as the Issuer shall specify and upon which the Issuer may rely in furnishing the certificate required by Section 207 of the Indenture.

            (b) The Company hereby further covenants and agrees with the Issuer and the Trustee, and with the holders of any of the Bonds, present and future, as follows:

            (1) All of the gross proceeds of the Bonds, other than gross proceeds held in a "bona fide debt service fund" (hereinafter defined) will be expended on the Facilities within six (6) months of the date of issuance and delivery of the Bonds, or

            (2) If any part of the gross proceeds of the Bonds has not been expended on the Facilities within six (6) months of the date of issuance and delivery of the Bonds, the Company shall invest or cause such gross proceeds to be invested in the manner described in subparagraph (A) below and shall pay or cause to be paid to the United States the amounts described in subparagraph (B) below in accordance with the terms and conditions set forth therein.

              (A) Except during any "temporary period" (hereinafter
            defined), the aggregate amount of gross proceeds of the Bonds which are invested in "nonpurpose obligations" (hereinafter defined) having a "Yield" (hereinafter defined) higher than the yield on the Bonds shall at no time during any "bond year"

            (hereinafter defined) exceed one hundred fifty per centum (150%) of the "debt service" (hereinafter defined) on the Bonds for such bond year. In addition, the aggregate amount of gross proceeds of the Bonds invested hereunder in nonpurpose obligations having a yield higher than the yield on the Bonds shall be promptly and appropriately reduced as the amount of outstanding Bonds is reduced (whether by payment at maturity, mandatory sinking fund redemption, redemption prior to maturity, or otherwise). The Company shall not be required to sell or dispose of nonpurpose obligations if such sale or disposition would result in the realization of a loss, for Federal income tax purposes, that exceeds the amount that would be rebated to the United States pursuant to the provisions of subparagraph (b)(2)(B) below (but for such sale or disposition), at the time of such sale or disposition if a rebate were due at such time. The provisions of the foregoing sentence shall not apply to the extent that other nonpurpose obligations acquired with the gross proceeds of the Bonds may be sold or disposed of without incurring the loss described above, and in any event the provisions of the foregoing sentence shall cease to apply thirty (30) days after the last day of the first "computation period" (defined in subparagraph
            (b)(2)(B)) ending thereafter on which such nonpurpose obligations can be sold or disposed of without incurring the loss described hereinabove. The provisions of this subparagraph (A) shall not apply to gross proceeds of the Bonds which are:

                        (i) invested for the initial temporary period provided in Section 1.103-14(b)(1) of the Income Tax Regulations;

                        (ii) held in a bona fide debt service fund for the Bonds
                  and invested for the 13-month temporary period provided in
                  Section 1.103-14(b)(10) of the Income Tax Regulations;

                        (iii) invested for either of the temporary periods
                  provided for a sinking fund for the Bonds in Sections 1.103-14(b)(8) and 1.103-14(b)(12) of the Income Tax
                  Regulations;

                        (iv) invested during the one-year temporary period
                  provided for investment earnings derived from invested proceeds of the Bonds and from the investment of amounts held in a sinking fund for the Bonds under Sections 1.103-14(b)(6) and 1.103-14(b)(9) of the Income tax Regulations;

                        (v) invested for the temporary period provided for
                  proceeds of a refunding issue in Section 1.103-14(e)(3) of the Income Tax Regulations; or

                        (vi) held in a "revolving fund" (within the meaning of
            Section 1.103-14(b)(11) of the Income Tax Regulations) and invested during the three-year temporary period set forth therein.

                  (B) At the time or times hereinafter set forth, the Company shall pay or shall cause the Trustee to pay to the United States an amount, hereinafter referred to as the "Rebate Amount", which is equal to the sum of:

                        (i)  the excess of --

                              (a) the aggregate amounts earned from the Original
                        Issuance Date of the Bonds on all nonpurpose obligations in which gross proceeds of the Bonds have been invested (other than nonpurpose obligations attributable to an excess described herein) over

                              (b) the aggregate amounts which would have been
                        earned if the yield on such nonpurpose obligations (other than nonpurpose obligations attributable to an excess described herein) had been equal to the yield on the Bonds, plus

                        (ii) any income attributable to the excess described in clause (i) above.

            The Rebate Amount payable to the United States shall be determined annually by the Company for each bond year during which Bonds remain outstanding and upon retirement of the last of the Bonds (each such period is hereinafter referred to as a "computation period"). The Rebate Amount determined for one bond year shall not be reduced or offset as a result of any determination of the Rebate Amount for any other bond year. Such Rebate Amounts shall be deposited annually in the Excess Investment Earnings Account created pursuant to the provisions of Section 804 of the Indenture. The Rebate Amount shall be paid to the United States in installments, as follows:

                        (I) subject to clause (III) below, the first such
                  installment shall be paid no later than thirty (30) days after the end of the fifth (5th) bond year of the Bonds;

                        (II) subject to clause OH) below, an additional
                  installment shall be paid on or prior to the last day of each additional installment payment period during which any of the Bonds remain outstanding. For purposes of this clause (II), an installment payment period shall commence on the last day on which a preceding installment of the Rebate

                  Amount was required to be paid, and shall end on the day preceding the fifth (5th) anniversary of such payment date;

                        (III) anything herein to the contrary notwithstanding,
                  the last installment shall be paid no later than thirty (30) days after the last of the Bonds has been retired; and

                        (IV) each installment shall be in an amount which, when
                  aggregated with the amount of any prior installments paid to the United States hereunder, will equal at least ninety per centum (90%) of the total Rebate Amount payable to the United States hereunder as of the date such installment is paid; provided, however, that the last installment shall be in an amount equal to the entire remaining balance of the Rebate Amount payable to the United States hereunder.

            The Company shall maintain or cause to be maintained records of such determinations for each computation period until six years after payment in full of the Bonds and shall make such records available to the Issuer, the Trustee and their representatives upon reasonable request therefor. The Issuer and the Trustee hereby agree to cooperate with the Company in making the determinations for each computation period required pursuant to this subparagraph (b).

            To that end the Trustee, as Construction Fund and Bond Fund custodian, has covenanted and agreed in Section 804 of the Indenture that it will, on or before each anniversary of the date of issuance of the Bonds, prepare and file with the Issuer and the Company a report with respect to the Construction Fund and the Bond Fund setting forth the total amounts invested during the preceding bond year, the investments made with the moneys in the Construction Fund and the Bond Fund and the investment earnings (and losses) resulting from the investments in each such Fund, respectively, together with such additional information concerning such Funds and the investments therein, respectively, as the Issuer or the Company shall reasonably request.

            (3) For purposes of clause (a) of subparagraph (2)(13)(i) of this subparagraph (b), the Company, in determining the aggregate amounts earned on all nonpurpose obligations acquired with gross proceeds of the Bonds--

                  (A) will take into account any gain or loss incurred on the disposition of any such nonpurpose obligation, and

                  (B) unless the Issuer otherwise elects, will not take into account any amounts earned on nonpurpose obligations held in a bona fide debt service fund for the Bonds during any bond year in which the gross earnings on such fund do not exceed One Hundred Thousand Dollars ($100,000).

            (4) Except as provided in Section 1.103-15AT(d)(6) of the Temporary Income Tax Regulations with respect to the purchase of obligations of the United States Treasury directly from the United States Treasury, at no time shall any of the gross proceeds of the Bonds be invested in (A) nonpurpose obligations having a purchase price which is not equal to the fair market value of comparable obligations or producing a yield which is not equal to the fair market yield of comparable obligations, or (B) in any other manner resulting in a "prohibited payment" (within the meaning of Section 1.103-15 AT(d)(6) of the Temporary Income Tax Regulations) of any portion of the Rebate Amount, directly or indirectly, to a party other than the United States.

            (5) Notwithstanding the provisions of subparagraph (b)(1), if gross proceeds of the Bonds subsequently arise following the end of the six-month period commencing on the date of issuance and delivery of the Bonds (whether due to sale of the Project, condemnation of the Project, damage or destruction to the Project, or otherwise) the provisions of subparagraph (b)(1) shall cease to apply and the Company shall be obligated to (i) make the payments to the United States set forth in subparagraph (b)(2)(B) with respect to the gross proceeds of the Bonds which arise following the end of such six-month period (but not with respect to gross proceeds of the Bonds expended during such six-month period) and perform the other duties set forth in subparagraph (b)(2)(B), and (ii) limit the amount of gross proceeds of the issue and perform the other duties set forth in subparagraph (b)(2)(A) above.

            (c) For purposes of construing this Section and Section 804 of the Indenture, the following definitions shall apply:

            (1) "bona fide debt service fund" shall have the meaning set forth in Income Tax Regulation Section 1.103-13(b)(12);

            (2) "bond year" shall mean the one-year period commencing on Original Issuance Date of the Bonds and ending one year later, and each one year period thereafter until payment in full of the Bonds;

            (3) "debt service" shall have the meaning set forth in Code Section 103(c)(6)(C)(iii) and Temporary Income Tax Regulation Section 1.103-15AT(b)(5) and Temporary Income Tax Regulation Section 1.103-15AT(c)(4);

            (4) "gross proceeds" shall have the meaning set forth in Temporary Income Tax Regulation Section 1.103-15AT(b)(6) and shall include:

               (i)      original proceeds of the Bonds;

              (ii)      investment proceeds of the Bonds;

             (iii)      transferred proceeds of the Bonds;

              (iv)      amounts held in a sinking fund for the Bonds;

               (v) amounts held in a reasonably required reserve or replacement fund for the Bonds;

              (vi) securities or obligations pledged as security for the payment of debt service on the Bonds;

             (vii) amounts received with respect to acquired purpose obligations acquired with the proceeds of the Bonds;

            (viii) any other amount to be used to pay credit service on the Bonds; and

              (ix) any amounts received as a result of investing any amounts described in (i) through (viii) above;

            (5) "nonpurpose obligations" shall have the meaning set forth in Code Section 103(c)(6)(H)(ii) and Temporary Income Tax Regulation Section 1.103-15AT(b)(2);

            (6) "temporary period" shall mean the temporary periods set forth in Temporary Income Tax Regulation Section 1.103-15AT(c)(2) and described in clauses (i)-(vi) of subparagraph (b)(2)(A) above; and

            (7) "Yield" shall have the meaning set forth in Code Section 103(c)(6)(C)(ii) and Temporary Income Tax Regulation Section 1.103-15AT(b)(3) and Temporary Income Tax Regulation Section 1. 103-15AT(c)(4).

            (d) The covenants and agreements contained in subparagraph (b) above are intended to assure compliance with Section 103(c)(6) of the Code and with Temporary Income Tax Regulation Section 1.103-15AT. In the event such Temporary Income Tax Regulations are hereafter modified, or Final Income Tax Regulations are promulgated in substitution for such Temporary Income Tax Regulations, and such modifications or such Final Income Tax Regulations modify or delete any element of the covenants contained in subparagraph (b) above, the Company shall be relieved of its obligation to comply with such covenants to the extent of such modification or deletion. In the event such modifications or Final Income Tax Regulations impose additional requirements which are applicable to the Bonds, the Company hereby covenants and agrees to comply with the provisions of the Temporary Income Tax Regulations, as modified, or with such Final Income Tax Regulations.

            Section 5.13. FIXED INTEREST RATE. The Company acknowledges that the interest rate on the Bonds shall be converted to the Fixed Interest Rate upon the happening of certain events specified in Section 402 of the Indenture. The Company agrees to use its best efforts to deliver to the Trustee an opinion of Independent Tax Counsel to the effect that conversion to the Fixed Interest Rate will not adversely affect the exemption of the interest on the Bonds from Federal income taxation.

                                   ARTICLE VI,
                         EVENTS OF DEFAULT AND REMEDIES

            Section 6.1. EVENTS OF DEFAULT. An Event of Default shall mean one or more of the following described events:

            (a) failure by the Company to pay any amounts required to be paid under Section 4.1 or 4.3 of this Agreement on or prior to the date on which payment is required to be made by said Section 4.1 or 4.3;

            (b) failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement, other than as referred to in paragraph (a) of this Section 6.1 or in Section 5.6 or Section 5.12 of this Agreement, and the continuance thereof for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, has been given to the Company by the Issuer or the Trustee, unless the Trustee shall agree to an extension of such time prior to its expiration, or if the failure be such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected;

            (c) any representation by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement or the Indenture proves false or misleading in any material respect as of the date of the making or furnishing thereof;

            (d) the Company shall (i) apply for or consent to the appointment of, or the taking or possession by, a receiver, custodian, trustee or liquidator of the Company or of all or a substantial part of its property,
      (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
      (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Company in an involuntary case under said Federal Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

      (e) a proceeding or case shall be commenced, without the application or consent of the Company, in any, court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or
      (iii) similar relief in respect of the Company, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case, or an order for relief against the Company shall be entered in an involuntary case under said Federal Bankruptcy Code; or

            (f) an "Event of Default" occurs and is continuing under Section 1101 of the Indenture.

The provisions of subsection (b) of this Section are subject to the limitation that if, by reason of Force Majeure, the Company is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Company contained in Sections 4.1, 4.3, 5.3, 5.4, 5.6, 5.7, 5.8 and 5.12, the Company shall not be deemed in default during the continuance of such inability. The Company agrees, however, to use all reasonable efforts to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

            The declaration of an Event of Default under subsections (d) or (e) of this Section 6.1, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of Federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, insolvency or reorganization proceedings.

            The provisions of Sections 6.1 and 6.2 are subject to the further limitation that the rescission or annulment of a declaration that all the Bonds outstanding under the Indenture are immediately due and payable shall also consitute a rescission or annulment of any corresponding declaration made pursuant to Sections 6.1 or 6.2 and a waiver and rescission of the consequences of such declaration and of the Event of Default with respect to which such declaration had been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other Event of Default or impair any right consequent thereon.

   Section 6.2. REMEDIES ON EVENTS OF DEFAULT. Whenever any Event of Default referred to in Section 6.1 shall have happened and be subsisting, any one or more of the following remedial steps may be taken; provided, however, that if an Event of Default under subsection (b) of

Section 6.1 occurs as a result of the failure to observe or perform any covenants or agreements under Section 5.5. the remedies of the Issuer and the Trustee shall be limited to those provided in subsections (c) and (d) of this
Section 6.2:

            (a) the Issuer or the Trustee may, or the Trustee, under the circumstances provided in Section 1102 of the Indenture, shall be obligated to, declare as the case may, be, all unpaid amounts payable pursuant to Section 4.1 or 4.3 of this Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable;

            (b) the Issuer may at its options, or the Trustee, as provided in
      Section 1103 of the Indenture, may at its option take or shall be obligated to take, as the case may be, whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due;

            (c) the Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement; and

            (d) in the event any of the Bonds shall at the time be outstanding and unpaid, the Issuer or the Trustee may have access to and inspect examine and make copies of the books and records and any and all accounts and data of the Company as the Issuer may reasonably request but only, however, insofar as they pertain to the Facilities.

Any amounts collected pursuant to action taken under this Section 6.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), and all reasonable fees, charges and expenses of the Trustee and Paying Agents provided for herein have been paid, shall be paid to the Bank to the extent that any moneys are owed to the Bank pursuant to the Letter of Credit Agreement and, otherwise, to the Company; provided, however, that any such amounts which do not represent payments which the Company is required to make pursuant to Section 4.1 or 4.3 of this Agreement shall be paid to the party to whom such amounts are owed.

          Notwithstanding the foregoing, in the event the Bank has fully funded the Letter of Credit, neither the Issuer nor the Trustee shall have any right to pursue remedies under subsections (b) and (c) above.

          Section 6.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee bye this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law, in equity or by statute. No delay in exercising or omission to exercise any right or power accruing upon any Event of Default shall impair any such right and power which may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

            Section 6.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. Should an Event of Default occur or in the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the amounts payable hereunder by the Company or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement the Company agrees that it will on demand therefor reimburse the lawful and reasonable fees of such attorneys and such other expenses so incurred. If any such fees and expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall, to the extent permitted by law, constitute indebtedness secured hereby and by the Indenture, and in any action brought to collect such indebtedness, the Trustee or the Issuer, as applicable, shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

            The provisions of this Section shall survive the termination of this Agreement.

            Section 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VII.
                                  MISCELLANEOUS

            Section 7.1. TERMINATION OF AGREEMENT. This Agreement shall be in full force and effect from the date hereof until the end of the Loan Term, at which time the obligations of the Issuer and the Company hereunder shall terminate, provided that any obligations of the Company with respect to the payment of costs and expenses under this Agreement shall survive such termination and continue in effect until such costs and expenses are paid in full.

            Section 7.2. CONFIDENTIAL INFORMATION. The Company shall not be required to disclose, or to permit the Issuer, the Trustee or others to acquire access to, any information deemed by the Company to be proprietary or confidential.

            Section 7.3. CANCELLATION OF BONDS. The Company shall have the right to cause Bonds to be delivered to the Trustee for cancellation, and the Issuer shall cause the Trustee to cancel any Bonds so delivered to the Trustee.

            Section 7.4. AMOUNTS REMAINING IN BOND FUND, CONSTRUCTION FUND AND OTHER FUNDS AND ACCOUNTS. It is agreed by the parties hereto that any amounts remaining in the Bond Fund, the Construction Fund or any other fund or account created under this Agreement or the Indenture and held by the Trustee after payment in full of the Bonds (or provision for payment thereof having been made) in accordance with the provisions of the Indenture and the fees, charges and expenses of the Trustee and Paying Agent and all other amounts required to be paid under the Indenture or under this Agreement shall belong to and be paid by the Trustee to the Bank to the extent that any moneys are owed to the Bank pursuant to the Letter of Credit Agreement and, otherwise, to the Company; provided, however, any amounts remaining in the Excess investment Earnings Account shall be held and disbursed solely in accordance with the provisions of
Section 5.12(b) hereof and Section 804 of the Indenture.

            Section 7.5. NOTICES. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed to the Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Bank or the Trustee shall also be given to the others. The Company, the Issuer, the Bank and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent or persons to whose attention the same shall be directed.

            Section 7.6. BINDING EFFECT; PARTIES IN INTEREST. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 4.1 and 5.1, and subject to the further limitation that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer but shall be a limited obligation payable solely out of payments, revenues and other income, charges and moneys realized under this Agreement, the sale of the Bonds or the Net Proceeds as provided herein. Nothing in this Agreement is intended or shall be construed to give to any person, firm or corporation other than the Trustee, the Bank and the parties hereto any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

            Section 7.7. EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY. All covenants, stipulations, obligations and agreements of the Issuer contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement or any present or future director, officer, agent or employee of the Issuer in his individual capacity, and neither the directors of the Issuer nor any officer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, stipulations, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

            Section 7.8. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or in the Indenture, subsequent to the initial issuance of Bonds and prior to payment of the Bonds in full (or provision of the payment thereof having been made) in accordance with the provisions of the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee, and prior to the Expiration Date of the Letter of Credit, the Bank.

            Section 7.9. EXECUTION COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Agreement.

       Section 7.10. SEVERABILITY. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Company, as the case may be, to the full extent permitted by law.

            Section 7.11. CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

            Section 7.12. PAYMENTS DUE ON NON-BUSINESS DAYS. After the Conversion Date, in any case where the date for any payment required to be made hereunder or under the Indenture shall not be a Business Day, then payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such payment, and if such payment is made on the next succeeding Business Day no interest shall accrue for the period after such date.

    Section 7.13. GOVERNING LAW. This Agreement shall be governed exclusively by, and construed in accordance with, the laws of the State.

            IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names by their duly authorized officers, all as of the date first above written.

                                                      DEVELOPMENT AUTHORITY
                                                      OF DEKALB COUNTY

(CORPORATE SEAL)
                                                      By: [SIG]
                                                         -----------------------
                                                          Chairman


Attest:

[SIG]
-------------------------------
Secretary







            (Execution by the Company appears on the following page.)

                                         RADIATION STERILIZERS, INCORPORATED


(CORPORATE SEAL)                         By:[SIG]
                                            -------------------------------
                                            President
Attest:


[SIG]
----------------------------
Secretary




                    (Exhibit A begins on the following page.)

                                    EXHIBIT A
                            DESCRIPTION OF FACILITIES

            The Facilities consist of a 21,185 square foot building located on a
1.445 acre site. The building is of reinforced masonry and steel frame construction with a brick exterior. It includes 1,500 square feet of air-conditioned office area and a radiation cell comprising 3,000 square feet. The radiation cell is a monolithically poured, reinforced concrete structure, with walls and roof being six feet thick, covering a 23-foot deep, stainless steel lined, water pool. The balance of the building is used for storage, loading and shipping materials.

            The building site includes ample on-site parking and a loading dock to the rear of the building. There are 9,000 feet of contoured landscaping in front of the building, and four to twenty feet of landscaping along the sides of the site.

            The principal installed equipment consists of a computer-controlled conveyor system and a quantity of Cobalt-60. The business of the Company is to utilize the Cobalt-60 to sterilize materials--primarily medical supplies--manufactured by other companies. The process also has potential applications for sterilizing foodstuffs.



                    (Exhibit B begins on the following page.)

                                    EXHIBIT B
                          REQUISITION AND CERTIFICATION


                      Request No.____________ Date:_______

Bank One Trust Company, N.A., as Trustee under the Trust Indenture, dated as of March 1, 1985, relating to $5,250,000 Development Authority of DeKalb County Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985

Attention:  Corporate Trust Administration

            The undersigned Authorized Company Representative and Authorized Issuer Representative designated pursuant to the terms of a Loan Agreement, dated as of March 1, 1985 (the "Agreement"), between the Development Authority of DeKalb County, a public body corporate and politic created and existing under the laws of the State of Georgia (the "Issuer"), and Radiation Sterilizers, Incorporated, a California corporation (the "Company") hereby request that there be paid from the Construction Fund (hereinbelow described) the sum of $_________________________, and in that connection with respect to the use of the proceeds of the $5,250,000 Development Authority of DeKalb County Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985 (the "Bonds"), DO HEREBY CERTIFY, as follows:

            1. The requested payment is a proper charge against the Development Authority of DeKalb County Construction Fund-Radiation Sterilizers, Incorporated Project, 1985 and has not been the basis of any previous withdrawal from said
      Construction Fund,

            2.    Payment should be made to:

            Name:

            Address:

            3. Attached hereto is a bill, statement of account or a schedule showing in reasonable detail the items with respect to which payment is being requested, and, if the Company or the Issuer is to be reimbursed, proof of payment of such items is attached hereto, which proof is satisfactory to the undersigned and the Trustee may act thereon.

            4. Payment of this obligation when added to all other payments previously made from said Construction Fund will not result in less than substantially all of the net proceeds of the sale of the Bonds (net proceeds being those proceeds remaining after paying all expenses incurred in connection with the issuance of the Bonds, together with investment earnings on such net proceeds earned prior to the "Completion Date" (defined in the Agreement)) being used to provide land or property of a character subject to the allowance for depreciation under Section 167 of the

      Internal Revenue Code of 1954, as amended.

            5. (a) The Company has no notice of any vendors materialmen's mechanics', supplier's or other similar liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations which should be satisfied or discharged before payment of such obligation is made, or (b) this requisition is for the purpose of obtaining funds to be used to satisfy or discharge a lien or contract of the type described in (a) above.

            6. This requisition contains no request for payment on account of any portion of such obligation which the Company is, as of the date hereof, entitled to retain under retained percentage agreements.

            7. The obligation does not represent a cost paid or incurred by the Issuer (Dr the Company prior to October 4, 1983.

            As provided in Section 3.3 of the Agreement, the Issuer may rely upon the Company as to the completeness and accuracy of all statements contained herein.


By:_________________________________
   Authorized Company Representative

By:________________________________
   Authorized Issuer Representative

            With respect to any such item representing payment for labor, services, material supplies and/or equipment, insofar as such obligation was incurred for labor, services, material, supplies and/or equipment in connection with the acquisition, construction and installation of the "Facilities" (defined in the Agreement), (i) such labor and/or services were actually performed in a satisfactory manner, and (ii) such material, supplies and/or equipment were actually used in or about the construction of the Facilities or delivered at the site of the Facilities for that purpose and the item of equipment with respect to which such payment is requested constitutes a portion of the Facilities.


                                  By:_________________________________
                                     Authorized Company Representative


                   (Exhibit "C" begins on the following page.)

                                    EXHIBIT C
                            CERTIFICATE OF COMPLETION
                                -------------------------

            The undersigned Authorized Company Representative designated pursuant to that certain Loan Agreement (the "Agreement"), dated as of March 1, 1985, between the Development Authority of DeKalb County, a public body corporate and politic created and existing under the laws of the State of Georgia, and Radiation Sterilizers, Incorporated, a California corporation (the "Company"), DOES HEREBY CERTIFY, as follows:

            1. The acquisition, construction and installation of the "Facilities" as described in the Agreement have been completed substantially in accordance with the plans and specifications therefor and all labor, services, material, supplies and/or equipment used in such acquisition, construction and installation have been paid for, except for amounts retained in the "Construction Fund" created in the Agreement for costs of the Facilities not yet due and payable.

            2. All other facilities necessary in connection with the Facilities have been acquired, constructed and installed substantially in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid, except for amounts retained in said Construction Fund for costs of the Facilities not yet due and payable.

            3. The Facilities and all other facilities in connection therewith have been acquired, constructed and installed in a satisfactory manner and are suitable and sufficient for the efficient operation of the Facilities for its intended purposes.

            4. Substantially all of the net proceeds of the $5,250,000 in aggregate principal amount of Development Authority of DeKalb County Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985 (the "Bonds") (net proceeds being those proceeds remaining after paying all expenses incurred in connection with the issuance of the Bonds, together with investment earnings on such net proceeds earned prior to the "Completion Date" (defined in the Agreement)), have been used to acquire land or property of a character subject to the allowance for depreciation under Section 167 of the Internal Revenue Code of 1954, as amended, and such costs representing proceeds so used are properly chargeable to the capital account of the Company for Federal income tax purposes or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct the costs.

            5. A certificate of occupancy and all other permissions required of governmental authorities for the occupancy of the Facilities have been obtained.

            This Certificate is given without prejudice to any rights against third parties which exist on the date of this Certificate or which may subsequently come into being.

                         This the ____ day of _________, 19 ____.


                                     RADIATION STERILIZERS,  INCORPORATED


                                     By:_________________________________
                                        Authorized Company Representative





                            (END OF LOAN AGREEMENT.)


                                      C-2